                                    EXHIBIT 3

                                                                  EXECUTION COPY




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                          SECURITIES PURCHASE AGREEMENT


                                     between


                         LANDMARK COMMUNICATIONS, INC.,


                           LANDMARK VENTURES VII, LLC


                                COOLSAVINGS, INC.

                                       and


                              COOLSAVINGS.COM INC.


                                  July 30, 2001


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


                                                                  EXECUTION COPY




                              COOLSAVINGS.COM INC.

                          SECURITIES PURCHASE AGREEMENT


     THIS SECURITIES PURCHASE AGREEMENT dated as of July 30, 2001 (the "Agreement") between and among COOLSAVINGS.COM INC., a Michigan corporation (the "Company"), COOLSAVINGS, INC., a Delaware corporation ("Newco"), LANDMARK COMMUNICATIONS, INC., a Virginia corporation ("LCI"), and LANDMARK VENTURES VII, LLC, a Delaware limited liability company ("LV") (LCI and LV are each a "Landmark Party" and collectively the "Landmark Parties").

     WHEREAS, the Company and LCI entered into a non-binding Term Sheet dated June 5, 2001 (the "Term Sheet") which stated the general terms and conditions upon which LCI or certain of its affiliates would lend to and invest in the Company up to Fifteen Million Dollars ($15,000,000) in exchange for a Senior Secured Note, certain Warrants and shares of Series B Preferred Stock (each as defined below); and

     WHEREAS, in anticipation of this Agreement, the Company and LCI entered into a Loan and Security Agreement dated June 14, 2001, as amended on June 27, 2001 and July 26, 2001 (the "Bridge Loan Agreement"), pursuant to which LCI has advanced to the Company One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) (the "Bridge Loan Amount") which was borrowed pursuant to a Master Note for such amount (the "Bridge Note"); and

     WHEREAS, the Company and LCI are contemporaneously herewith amending and restating the Bridge Loan Agreement with the Amended and Restated Loan Agreement attached hereto as Exhibit A (the "Amended Loan Agreement") pursuant to which the amount advanced to the Company is being increased to an aggregate total of Five Million Dollars ($5,000,000) (the "Senior Secured Loan"); and

     WHEREAS, contemporaneously herewith, LCI is delivering to the Company the Bridge Note and Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) in cash (less all interest that has accrued under the Bridge Note) in consideration for the execution, delivery and issuance by the Company of a 12% Senior Secured Note (together with any amendments thereto, the "Senior Secured Note"), which shall evidence the Senior Secured Loan and amend and restate the Bridge Note in its entirety; and

     WHEREAS, the Senior Secured Note shall initially be due six months from the date hereof and have the rights and privileges set forth in the form of Exhibit B attached hereto; and

     WHEREAS, under the Amended Loan Agreement, the Company has also made a Grid Note (the "Grid Note") attached hereto as Exhibit C pursuant to which LCI may at its option record additional advances requested by and made to the Company or obligations incurred by the Company pursuant to the Amended Loan Agreement; and

     WHEREAS, from and after the consummation of the First Tranche Closing (defined below) contemplated hereby, the terms of the Senior Secured Note provide that the maturity date shall be adjusted to June 30, 2006, and the interest rate shall be adjusted to 8% per annum (all subject to the express terms of the Senior Secured Note); and

     WHEREAS, in connection with the issuance of the Senior Secured Note, the Company has agreed to issue to LCI warrants substantially in the form attached as Exhibit D hereto (the "Warrants"), which are exercisable through July 30, 2009, for shares of common stock of the Company ("Common Stock"); and

     WHEREAS, from issuance through the First Tranche Closing, the Warrants shall (subject to the terms of the Warrants) be exercisable at $0.01 per share into that number of shares of Common Stock (the "Warrant Shares") equal to 19.9% of all shares of Common Stock outstanding (calculated as provided under the Warrants) and, from and after the First Tranche Closing, the terms of the Warrants provide that the exercise price shall be adjusted to $0.50 per share and the number of Warrant Shares shall be adjusted to 10,000,000 shares, subject to adjustments required to be made pursuant to the terms of the Warrants, including without limitation, (i) a re-set in the price to $0.75 per share after the fourth anniversary of the issuance of the Warrants, (ii) adjustments in connection with the antidilution provisions of the Warrants, and (iii) increases in the number of Warrant Shares required to reflect the issuance of additional Warrants (the "PIK Warrants") issued in connection with the payment in kind of interest accrued after the First Tranche Closing under the Senior Secured Note (the shares of Common Stock issuable upon exercise of the PIK Warrants are "PIK Warrant Shares" and also "Warrant Shares"); and

     WHEREAS, the Company desires to sell and issue to LV and LV wishes to purchase from the Company up to Ten Million Dollars ($10,000,000.00) of the Company's shares of Preferred Stock, designated as "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"); and

     WHEREAS, based on the business judgment of the Board of Directors of the Company and in furtherance of the transactions contemplated hereby, the Board of Directors has authorized and approved, and is recommending to the shareholders of the Company for their approval, the merger of the Company pursuant to the Agreement and Plan of Merger substantially in the form attached hereto as Exhibit E ("Agreement and Plan of Merger") with Newco, a newly-formed, wholly-owned subsidiary of the Company organized in the State of Delaware, prior to LV's purchase of the Series B Preferred Stock (the "Merger"); and

     WHEREAS, in connection with and prior to such Merger, the Company shall cause Newco to be duly organized through the filing of the Certificate of Incorporation attached hereto as Exhibit F (the "Restated Charter") with the State of Delaware and the adoption of the organizational actions (including, without limitation, the adoption of Newco's bylaws) attached hereto as Exhibit G; and

     WHEREAS, pursuant to the Agreement and Plan of Merger, Newco shall assume all of the rights, liabilities and obligations of the Company including, without limitation, all obligations of the Company under this Agreement and the Transaction Documents; and


                                       2

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     WHEREAS, if the requisite number of shareholders of the Company fail to approve the Merger, the Board of Directors of the Company has authorized and approved the Series B Preferred Stock pursuant to the Certificate of Designation attached hereto as Exhibit H (the "Series B Certificate of Designation") which has been filed with the Department of Commerce and Industry Services of the State of Michigan (the "DCIS"); and

     WHEREAS, the shares of Series B Preferred Stock to be purchased hereunder, whether from the Company or Newco as its successor (in each case and including the Option Shares, defined below, hereinafter the "Series B Preferred Stock") shall accrue dividends on a quarterly basis payable solely in kind (the "PIK Shares") and shall be (together with accrued and cumulated dividends thereon) convertible, pursuant to the terms of the Company's articles of incorporation or Newco's certificate of incorporation, as applicable, into shares (the "Converted Shares") of Common Stock of the Company or Newco, as applicable; and

     WHEREAS, the Landmark Parties will have registration rights with respect to the Converted Shares and the Warrant Shares, pursuant to the terms of that certain Registration Rights Agreement to be entered into between the Company and the Landmark Parties, substantially in the form attached as Exhibit I hereto ("Registration Rights Agreement"); and

     WHEREAS, the Landmark Parties wish to purchase the Senior Secured Note, the Warrants and the Series B Preferred Stock (collectively with the Warrant Shares and the PIK Shares, the "Securities") on all of the other terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, capitalized terms used herein but not defined shall have the respective meanings given to such terms under Section 10.1 below.

     NOW THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees with the Landmark Parties as follows:

     SECTION 1. AUTHORIZATION OF SERIES B PREFERRED STOCK
                -----------------------------------------

     The Company has authorized and designated shares of Series B Preferred Stock. The terms, powers, preferences, qualifications, limitations and relative rights of the Series B Preferred Stock are set forth in the Series B Certificate of Designation. Upon and subject to shareholder approval of the Merger, the Company shall cause the Merger to be consummated pursuant to the Agreement and Plan of Merger, whereupon Newco will assume all of the Company's obligations hereunder and all representations, warranties and covenants shall be made and performed by Newco. The terms, powers, preferences, qualifications, limitations and relative rights of the Series B Preferred Stock to be sold by Newco hereunder are set forth in the Restated Charter.

     SECTION 2. PURCHASE AND SALE OF SECURITIES
                -------------------------------

     2.1. Issuance of Senior Secured Note
          -------------------------------

     Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties set forth below (and upon the satisfactory completion of the conditions listed on Schedule 2.1 hereto), as of the date hereof the Company shall sell to LCI, and LCI shall purchase from the Company, the Senior Secured Note and the Warrants for an aggregate purchase price of Five Million Dollars ($5,000,000.00) (the "Note Purchase Price"). Such sale and purchase shall be effected on the date hereof by the Company executing and delivering to LCI the duly executed Amended Loan Agreement, Senior Secured Note and Warrants, against delivery by LCI to the Company of (a) the Note Purchase Price (less the outstanding balance under the Bridge Note and any accrued and unpaid interest thereon) by wire transfer of immediately available funds to such account as the Company shall designate prior to the date hereof and (b) the Bridge Note.

     2.2. Issuance of First Tranche of Series B Preferred Stock
          -----------------------------------------------------

     (a) Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties set forth below, on the First Tranche Closing Date (defined below) the Company shall sell to LV, and LV shall purchase from the Company 32,180,405 shares of Series B Preferred Stock (the "First Tranche of Purchased Preferred Stock"), for a cash purchase price of Five Million Dollars ($5,000,000.00) (the "First Tranche Purchase Price"). Such sale and purchase shall be


                                       4

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effected on the First Tranche Closing Date by the Company executing and delivering to LV, duly registered in its name, a duly executed stock certificate evidencing the Series B Preferred Stock being purchased by it, against delivery by LV to the Company of the First Tranche Purchase Price (less any debt under the Grid Note that LCI requests be applied to the Purchase Price) by wire transfer of immediately available funds to such account as the Company shall designate prior to the First Tranche Closing Date.

     (b) The closing of such sale and purchase (the "First Tranche Closing") shall take place at 10:00 A.M., New York City time, on the second business day after the satisfaction or waiver of the conditions set forth in Sections 6 and 8 hereof at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019 (the "Willkie Offices"), or at such other place and time as may be mutually agreed to by the parties hereto (the "First Tranche Closing Date").

     2.3. Issuance of Second Tranche of Series B Preferred Stock
          ------------------------------------------------------

     (a) At any time after the First Tranche Closing Date but not later than December 31, 2001 (such date to be October 25, 2001, in the event all of the conditions to closing under Section 2.3(c) below have been satisfied or waived by such date), LV, in its sole discretion (and in reliance upon the representations and warranties set forth below), shall have the option to purchase from the Company (the "Second Tranche Purchase Option"), and the Company shall be obligated to sell to LV, 32,180,405 shares of Series B Preferred Stock (the "Second Tranche of Purchased Preferred Stock"), for a cash purchase price of Five Million Dollars ($5,000,000.00) (the "Second Tranche Purchase Price"). Such sale and purchase shall be


                                       4

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effected on the Second Tranche Closing Date by the Company executing and delivering to LV, duly registered in its name, a duly executed stock certificate evidencing the Series B Preferred Stock being purchased by it (together with the certificates and opinion contemplated under Sections 7.3 and 7.5 below, respectively), against delivery by LV to the Company of the Second Tranche Purchase Price (less any debt under the Grid Note that LCI requests be applied to the Purchase Price) by wire transfer of immediately available funds to such account as the Company shall designate prior to the Second Tranche Closing Date. None of the Landmark Parties shall have any obligation hereunder to exercise the Second Tranche Purchase Option.

     (b) Except as otherwise provided in Section 2.3(c) below, the closing of such sale and purchase (the "Second Tranche Closing", and together with the First Tranche Closing, the "Closings") shall take place at 10:00 A.M., New York City time, on the fifth business day after LV provides the Company with written notice that LV has elected to exercise the Purchase Option, at the Willkie Offices, or at such other place and time as may be mutually agreed to by the parties hereto (the "Second Tranche Closing Date", and together with the First Tranche Closing Date, the "Closing Dates").

     (c) If after the First Tranche Closing the Second Tranche Purchase Option has not been exercised, and the conditions set forth in Sections 7 and 8 below have been satisfied or waived, then the Second Tranche Closing shall take place at 10:00 A.M., New York City time, on October 25, 2001 (in such event, such date shall be the "Second Tranche Closing Date"). On the Second Tranche Closing Date, in reliance upon the representations and warranties set forth below, the Company shall sell to LV, and LV shall purchase from the Company the Second Tranche of Purchased Preferred Stock for the Second Tranche Purchase Price (less any debt under the Grid Note that LCI requests be applied to the Purchase Price). Such sale and purchase shall be effected in the same manner described in the penultimate sentence of Section 2.3(a) above.

     2.4. Issuance of Additional Tranches of Series B Preferred Stock
          -----------------------------------------------------------

     (a) At any time and from time to time after the Second Tranche Closing Date but not later than December 31, 2002 (the "Additional Option Period"), if a Shortfall Event (defined below) occurs, LV, in its sole discretion (and in reliance upon the Special Officer's Certificate, defined below), shall have the option to purchase from the Company (each option related to a Shortfall Event, a "Shortfall Purchase Option"), and the Company shall be obligated to sell to LV, for a cash purchase price of $0.1554 per share (the "Share Price") up to that number of shares of Series B Preferred Stock (the "Available Option Shares") determined by dividing the Shortfall Amount (defined below) by the Share Price.

     (b) If a Shortfall Event occurs and LV elects to exercise the corresponding Shortfall Purchase Option, LV shall provide the Company with written notice of election specifying the number of Available Option Shares that LV will purchase and, on the third day after the Company's receipt of such notice (or at such other time as may be mutually agreed to by the parties hereto), the closing of such sale and purchase shall be effected at 10:00 a.m., New York City time at the Willkie Offices (or at such other place as may be mutually agreed to by the parties hereto). Each such closing (an "Additional Option Closing") shall be effected by the Company executing and delivering to LV, duly registered in its name, a duly executed stock


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certificate evidencing the Series B Preferred Stock being purchased by it
(together with the Special Officer's Certificate and the Special Opinion, defined below), against delivery by LV to the Company of the aggregate Share Price by wire transfer of immediately available funds to such account as the Company shall designate prior to the applicable closing.

     (c) As used in this Section 2.4:

          (i) "Shortfall Event" means any of:

               (A) The occurrence of an event which with or without notice or the passage of time or both would constitute a Forbearance Termination Event (as defined under the applicable Forbearance Agreement) under any of the Forbearance Agreements (defined below) that is curable by the payment of cash to the applicable forbearing party or through the infusion of cash into the Company;

               (B) the occurrence of an event which with or without notice or the passage of time or both would constitute a breach or event of default under (1) any of the Key Agreements and Instruments (defined below) (including, without limitation, the Amended Loan Agreement) or any of the Material Contracts (defined below), (2) any material agreement by which the Company has received a license with respect to Intellectual Property, or (3) any real property lease, provided, such breach or event of default is curable by the payment of cash to the other party under the applicable agreement, license or lease;

               (C) the failure by the Company to pay any account payable which is due and owing within ninety (90) days of its applicable due date, except as to any account payable being disputed by the Company in good faith and as to which the Company's chief financial officer or principal accounting officer has delivered to LV a certificate certifying to the dispute and the facts giving rise to the dispute;

               (D) any litigation against the Company exists in which the adverse party may attach a lien against a material part of the Company's assets or is seeking to enjoin the Company from using any material asset, excluding any litigation listed on Schedule 3.13 or in which the Company has received an opinion from its counsel that a judgment in favor of the Company is more likely than not;

               (E) the failure by the Company during the Additional Option Period to maintain an excess of Current Assets over Current Liabilities at or above the amount shown (or derived(1)) for the corresponding week or quarter, as applicable, on the "coolsaving.com BASE CASE Cash Source & Use Forecast 2001 (Jun 18 to Dec 31) 7/27/01 12:00 AM"

----------

(1) With respect to the calculation of "Current Liabilities" and "Total Liabilities", it is understood and agreed that to the extent balances are not explicitly set forth on the Base Forecast, the Base Forecast assumes that each capital lease and bank obligation and liability of the Company is being paid when due in accordance with the terms agreed upon at the closing of the Senior Secured Loan, including the terms of all applicable forbearance agreements, and that no additional obligation or liability to any lessor or lender has been incurred.


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


          delivered by the Company to the Landmark Parties by e-mail dated July 27, 2001 (the "Base Forecast")(2);

               (F) the failure by the Company during the Additional Option Period to maintain an excess of Current Assets over Total Liabilities at or above the amount shown (or derived1) for the corresponding week or quarter, as applicable, on the Base Forecast; or

               (G) the reduction by the Company during the Additional Option Period of its expenditures in any expense category shown on the Base Forecast by more than 10% or in all expense categories by more than 2% in the aggregate.

          (ii) "Shortfall Amount" means the cash amount required to cure an applicable Shortfall Event.

          (iii) "Special Officer's Certificate" means a duly executed officer's certificate which shall be delivered to LV at each Additional Option Closing and which shall be substantially similar in form to the certificate described in Section 6.3 below and certify the same matters required under
     Section 6.3, provided the certifications (and the representations and warranties that reference a "Closing Date") shall be made as of the actual date of the Additional Option Closing and may be qualified by an updated disclosure schedule attached to the certificate.

          (iv) "Special Opinion" means a duly executed opinion of counsel which shall be delivered to LV at each Additional Option Closing and which shall be substantially similar in form to the opinion described in Section 6.6 below, conformed to delete those opinions unrelated to the issuance of shares and to reflect changes resulting from the passage of time.

     (d) The aggregate Purchase Price paid by LV in connection with the exercise of each Shortfall Purchase Option shall be used exclusively by the Company to cure the applicable Shortfall Event and, in connection therewith, LV may require that such Purchase Price be placed in escrow pending such application or otherwise transferred and applied in a manner satisfactory to LV.

     (e) None of the Landmark Parties shall have any obligation hereunder to exercise any Shortfall Purchase Option or any implied duty in connection therewith; each such option being exercisable at LV's option and in its sole and absolute discretion. No waiver by LV of its right to exercise a Shortfall Purchase Option upon the occurrence of any Shortfall Event shall be deemed to preclude the occurrence of any subsequent Shortfall Event or a further or continuing waiver of any Shortfall Purchase Option related to any subsequent Shortfall Event.

     (f) With respect to all shares of Series B Preferred Stock purchased after the First Tranche Closing, LV shall be entitled to all anti-dilution protections applicable to the shares

----------

(2) For purposes of identification, the Base Forecast indicates Projected Cash (Requirement) of $1,565,494.43 at 31-Dec-01 and $102,921.99 at 4th quarter
     2002.


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


of Series B Preferred Stock under the Articles of Incorporation or Restated Charter, as applicable, on the same basis as if LV had been issued such shares at the First Tranche Closing and would consequently be entitled to protection for below market issuances on and after that date.

     2.5. Equitable Adjustment.
          --------------------

     The number of shares of Series B Preferred Stock to be purchased pursuant to this Section 2 assumes the filing of the Restated Charter with the Secretary of State of Delaware and the consummation of the Merger. If such Merger is consummated, Newco shall succeed to all obligations under this Purchase Agreement including without limitation the obligation to issue and deliver the Securities under the same terms and conditions as set forth in this Section 2. In the event that prior to the First Tranche Closing the Restated Charter is not filed with the Secretary of State of Delaware and the Merger is not consummated, and LV, in its sole discretion, elects to proceed with the First Tranche Closing, then the Series B Preferred Stock purchased at the First Tranche Closing shall be issued pursuant to the Series B Certificate of Designation and the number of shares of Series B Preferred Stock issued at such closing shall be 3,218,040.50.

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                ---------------------------------------------

     The Company represents and warrants to the Landmark Parties that, except as set forth on the correspondingly numbered section of the Disclosure Schedule attached hereto and delivered to the Landmark Parties in connection herewith, the statements contained in this Section 3 are true, complete and correct and will be true, complete and correct as of each Closing Date:

     3.1. Corporate Organization and Authority
          ------------------------------------

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Attached hereto as Exhibits J and K, respectively, are true and complete copies of the articles of incorporation (the "Articles of Incorporation") and the bylaws (the "Bylaws") of the Company, each as amended through July 30, 2001 (collectively, the "Michigan Organizational Documents").

     (b) Upon the filing of the Restated Charter and the consummation of the Merger, Newco will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Attached hereto at Exhibits F and G, respectively, are true and complete copies of the Restated Charter and the bylaws of Newco, each as amended through the date of the Merger (collectively, the "Delaware Organizational Documents" and together with the Michigan Organizational Documents, the "Organizational Documents").

     (c) The Company has all requisite power and authority and has all necessary approvals, licenses, permits and authorization to own its properties and to carry on its business as now conducted except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, liabilities, prospects, profits, results of operations or condition (financial or otherwise) of the Company or the ability of the Company to consummate the transactions contemplated hereby (a "Material Adverse Effect").


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


The Company has all requisite power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder.

     (d) The Company has filed all necessary documents to qualify to do business as a foreign corporation in, and the Company is in good standing under the laws of, each jurisdiction in which the conduct of the Company's business or the nature of the property owned, operated or leased requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect.

     3.2. Subsidiaries
          ------------

     Other than Newco, the Company has no subsidiaries and no interests or investments in any partnership, trust or other entity or organization.

     3.3. Capitalization
          --------------

     (a) As of July 30, 2001, the authorized capital stock of the Company consists of (i) 100,000,000 shares of its Common Stock, and (ii) 10,000,000 shares of preferred stock, of which (A) 8,695,000 shares are designated as Series B Preferred Stock and (B) 1,300,000 shares are designated Series C Preferred Stock. Upon filing of the Restated Charter with the Secretary of State of Delaware prior to the First Tranche Closing, the authorized capital stock of Newco will consist of a total of six hundred fifty (650,000,000) million shares of capital stock which shall consist of: (i) three hundred seventy nine (379,000,000) million shares of its Common Stock, $0.001 par value per share, and (ii) two hundred seventy one (271,000,000) million shares of preferred stock, $0.001 par value per share, of which (A) two hundred fifty eight (258,000,000) million shares will be designated as Series B Preferred Stock, and
(B) thirteen (13,000,000) million shares will be designated as "Series C Convertible Preferred Stock" (the "Series C Preferred Stock"). The Company's Board of Directors has adopted a resolution dated July 12, 2001, authorizing and directing the organization of Newco and the filing of the Restated Charter in connection therewith and recommending to the shareholders that the Merger be approved. As of July 30, 2001, the issued and outstanding shares of capital stock of the Company consist of 39,093,660 shares of Common Stock, and at each Closing the issued and outstanding shares of capital stock of the Company will be the same, except to the extent that additional shares of Common Stock are issued upon valid exercise of warrants, options and convertible securities that are issued and outstanding as of July 30, 2001 as reflected on Schedule 3.3(a), to the extent that shares of Series B Preferred Stock are issued pursuant to this Agreement and to the extent that shares of Series C Preferred Stock are issued pursuant to Section 6.15 below. There are no shares of preferred stock designated as "Series A Preferred Stock" other than shares already issued, converted and retired none of which is held in treasury or otherwise available for re-issuance.

     (b) All the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable, and were issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Upon issuance, sale and delivery as contemplated by this Agreement, the Series B Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable shares of the Company, free of all preemptive or similar rights, and entitled to the rights therein described. Upon their issuance in accordance with the terms of the Series B Preferred Stock and Warrants, and in the case of the Warrants, upon and against payment therefor, the PIK Shares and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock or upon exercise of the Warrants, as applicable, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company, free of all preemptive or similar rights except as contemplated by the Transaction Documents.

     (c) Except for the exercise and conversion rights which attach to the warrants, options and convertible securities which are listed on Schedule 3.3(a) hereto and to the Series B Preferred Stock, Series C Preferred Stock and the Warrants, on the Closing Dates there will be no shares of Common Stock or any other equity security of the Company issuable upon conversion or exchange of any security of the Company nor will there be any rights, options or warrants outstanding or other agreements to acquire shares of Common Stock nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares. No shareholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company. The Company's Series C Preferred Stock is, and will be, in all respects junior to the Series B Preferred Stock with the designations set forth in the Certificate of Designation with respect to the Series C Preferred Stock attached hereto as Exhibit L (the "Series C Certificate of Designation" and, collectively with the Series B Certificate of Designation, the "Certificates of Designation") or the Restated Charter, as applicable. Except as set forth on Schedule 3.3(a), there are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable for or convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible or exchangeable into shares, of capital stock of the Company. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

     (d) Except as set forth in Schedule 3.3(d), there are no outstanding securities issued by the Company that are entitled to registration rights under the Securities Act. Except as set forth in Schedule 3.3(d), there are no outstanding securities issued by the Company that are directly or indirectly convertible into, exercisable into, or exchangeable for, shares of Common Stock of the Company, or that have anti-dilution or similar rights that would be affected by the issuance of the Securities, the Converted Shares or the Warrant Shares.

     (e) As of each Closing Date, the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company and Newco will be set forth in the Articles of Incorporation (as amended by the Certificates of Designation) or the Restated Charter, as applicable, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions will upon filing be valid, binding and enforceable and in accordance with all applicable laws.

     (f) Upon consummation of the Merger, all outstanding shares of capital stock of Newco shall have been duly and validly issued and fully paid and non-assessable, and shall have been issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Upon consummation of the Merger, all securities of the Company shall become securities of Newco in accordance with the terms of the Agreement and Plan of Merger.

     3.4. Issuance of Common Stock
          ------------------------

     The Converted Shares and the Warrant Shares are duly authorized and reserved for issuance and, upon issuance, the Converted Shares and the Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and, if the Common Stock is then listed and traded on the Nasdaq National Market, the Converted Shares and Warrant Shares will be entitled to be traded on the Nasdaq National Market (or on any market that the outstanding stock is traded on, the "Approved Markets"), and the holders of such Converted Shares and Warrant Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock.

     3.5. Corporate Proceedings, etc.
          ---------------------------

     The Company has authorized the execution, delivery, and performance of the Transaction Documents to be executed by it and each of the transactions and agreements contemplated hereby and thereby. No other corporate action is necessary to authorize such execution, delivery of the Transaction Documents and no other corporate action is necessary to authorize the performance of the Transaction Documents (excluding shareholder approval for the Merger). Upon such execution and delivery, each of the Transaction Documents shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity. The Company has authorized the issuance and delivery of the Securities in accordance with this Agreement and, subject to the issuance of the Series B Preferred Stock and Warrants, the Company will have a sufficient number of shares of Common Stock reserved for initial issuance upon conversion of the Series B Preferred Stock (including PIK Shares) and the exercise of the Warrants (including the PIK Warrants).

     3.6. Consents and Approvals
          ----------------------

     Except as set forth on Schedule 3.6 and except for the shareholder approval for the Merger, the execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby do not require the Company to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority.

     3.7. Absence of Defaults, Conflicts, etc.
          ------------------------------------

     Except as set forth on Schedule 3.7, the execution and delivery of the Transaction Documents and the approval of the Board of Directors of the Company and the submission to the shareholders of the Company for approval of the Merger do not, and the fulfillment of the terms hereof and thereof by the Company, and the issuance of the Series B Preferred Stock, PIK

Shares, the Warrants and the PIK Warrants (and the Common Stock issuable upon conversion or exercise thereof) and the execution of the Senior Secured Note will not, result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other material agreement of the Company (collectively the "Key Agreements and Instruments"), or the Organizational Documents (except to the extent the Merger will require shareholder approval), or any rule or regulation of any court or federal, state or foreign regulatory board or body, or administrative agency having jurisdiction over the Company or over its properties or businesses. Except as set forth on Schedule 3.7, no event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any such Key Agreements and Instruments or under any license, permit or authorization to which the Company is a party or by which it may be bound. There is not a pending Takeover Proposal and the Company is in compliance with the terms of that certain exclusivity letter with LCI dated June 5, 2001.

     3.8. Absence of Certain Developments
          -------------------------------

     Except as disclosed in the Public Filings and except as set forth on
Schedule 3.8, since May 15, 2001 there has been no (i) material adverse change in the condition, financial or otherwise, of the Company or in its assets, liabilities, properties, or business or prospects, (ii) declaration, setting aside or payment of, or any agreement by the Company to declare, set aside or pay, any dividend or other distribution with respect to the capital stock of the Company (or repurchase or redemption of any capital stock), (iii) issuance of, or any agreement by the Company to issue, capital stock (other than pursuant to the exercise of options, warrants, or convertible securities outstanding at such date) or options, warrants or rights to acquire capital stock (other than the rights granted to the Landmark Parties hereunder), (iv) material loss, destruction or damage to any property of the Company, whether or not insured,
(v) acceleration or prepayment of any indebtedness for borrowed money or the refunding of any such indebtedness, (vi) labor trouble involving the Company or any material change in its personnel or the terms and conditions of employment,
(vii) waiver of any valuable right, (viii) increase in, or any agreement by the Company to increase, salary and benefits of any officer or employee or loan or extension of credit to any officer or employee of the Company except in the ordinary course of business consistent with past practice, or (ix) acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Company otherwise than for fair value in the ordinary course of business.

     3.9. Securities Law Issues
          ---------------------

     (a) SEC Documents; No Non-Public Information; Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to
Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Company has delivered or made available to the Landmark Parties true and complete copies of all SEC Documents (including, without limitation, proxy information and solicitation materials and registration statements) filed with the SEC since May 15, 2000. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred which would require the Company to disclose such event or circumstance in order to make the statements in the SEC Documents not misleading on the date hereof or on the Closing Dates but which has not been so disclosed. The financial statements of the Company included in the SEC Documents, the Company's unaudited financial statements attached hereto as Schedule 3.9(a) and the Company's unaudited financial statements for the period ending March 31, 2001 (the "Filed Financial Statements") comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. The Filed Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not, individually or in the aggregate, be material).

     (b) Receivables. All receivables of the Company (including accounts receivable, loans receivable and advances) which are reflected in the Balance Sheet, and all such receivables which will have arisen from the date thereof (as stated from time to time in the financial information delivered pursuant to
Section 5.8 below), shall have arisen only from bona fide transactions in the ordinary course of the Company's business and shall be (or have been) fully collected when due, or in the case of each account receivable within 90 days after it arose, without resort to litigation and without offset or counterclaim, in the aggregated face amounts thereof, except to the extent of the doubtful accounts reserve reflected on the Balance Sheet or the delivered financial information, as applicable.

     (c) Principal Exchange/Market. The principal market on which the Common Stock is currently traded is the Nasdaq National Market. The Company has received notice from Nasdaq notifying the Company that its Common Stock may be subject to delisting from the National Market due to recent failure of the Company to meet the continued listing standards required by Nasdaq.

     (d) No General Solicitation. Neither the Company, nor any of its Affiliates, or, to the Company's knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities, the Converted Shares or the Warrant Shares.

     (e) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor to its knowledge any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities (or the underlying Common Stock convertible or exercisable pursuant to the Series B Preferred Stock or the Warrants) under the Securities Act. The issuance of the Securities (or the underlying common stock convertible or exercisable pursuant to the Series B Preferred Stock or the Warrants) to the Landmark Parties and the Series C Preferred Stock to the Subordinated Debt Holders will not be integrated with any other issuance of the Company's securities (past, current or future) which will require any shareholder approval under the rules of the Nasdaq National Market other than the shareholder approval to be obtained in connection herewith.

     (f) Shareholder Rights Plan. Neither the acquisition of the Securities (or the underlying Common Stock convertible or exercisable pursuant to the Series B Preferred Stock or the Warrants) nor the deemed beneficial ownership of shares of Common Stock prior to, or the acquisition of such shares pursuant to, the conversion of the Series B Preferred Stock, PIK Shares or the exercise of the Warrants or PIK Warrants will in any event under any circumstance trigger the poison pill provisions of any shareholders' rights or similar agreements, or a substantially similar occurrence under any successor or similar plan.

     (g) Michigan Law Issues. The Company has complied with any and all procedures required under Chapter 7A or Chapter 7B of the Michigan Business Corporation Act, and all such required procedures are by law effective as of the date hereof and irrevocable, to prevent the application of the provisions of such Chapters to, and such provisions shall not be applied to, this Agreement or the Transaction Documents, or any of the transactions contemplated hereby and thereby.

     3.10. Acknowledgement of Dilution
           ---------------------------

     In accordance with the terms of the Series B Preferred Stock and the Warrants, the number of shares of Common Stock constituting Converted Shares or Warrant Shares may increase substantially in certain circumstances. The Company acknowledges that its obligation to issue the Converted Shares, upon conversion of the Series B Preferred Stock and PIK Shares (and the accrued and cumulated dividends thereon), and the Warrant Shares, upon exercise of the Warrants and PIK Warrants, is absolute and unconditional, regardless of the dilution that such issuance may have on other shareholders of the Company.

     3.11. No Bankruptcy
           -------------

     The Company is not subject to any bankruptcy, insolvency or similar proceeding. Based on the financial condition of the Company as of the Closing Dates, the Company's assets do not constitute unreasonably small capital to carry out its business as now conducted and as proposed to be conducted including the Company's capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof.

     3.12. Compliance with Law
           -------------------

     (a) The Company is in compliance with all laws, ordinances, governmental rules or regulations to which it is subject, including without limitation laws or regulations relating to the environment or to occupational health and safety, except where the failure to be in compliance would not have a Material Adverse Effect, and no material expenditures are or will be required in order to cause its current operations or properties to comply with any such law, ordinances, governmental rules or regulations.

     (b) The Company has all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, except where the failure to possess such licenses, permits, franchises or authorizations would not have a Material Adverse Effect. The Company has not finally been denied any application for any such licenses, permits, franchises or other governmental authorizations necessary to its business.

     3.13. Litigation
           ----------

     Except as set forth in Schedule 3.13, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the best of the Company's knowledge, threatened against or affecting the Company, the Company's properties, assets or business or the transactions contemplated by the Transaction Documents. After reasonable inquiry of its management employees, the Company is not aware of any fact which might result in or form a reasonable basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Except as set forth in Schedule 3.13, the Company is not subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign).

     3.14. Absence of Undisclosed Liabilities
           ----------------------------------

     Except (a) as set forth or reserved against in the most recent balance sheet included in the Filed Financial Statements ("Balance Sheet"), (b) for obligations incurred in the ordinary course of business since the date of the Balance Sheet, which are, except as set forth on Schedule 3.14, not individually or in the aggregate material in amount, or (c) as set forth on Schedule 3.14, the Company does not have any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company) arising out of any transaction entered into, or any state of facts existing at or prior to the date hereof, including taxes with respect to or based upon the transactions or events occurring at or prior to the date hereof, and including, without limitation, unfunded past service liabilities under any pension, profit sharing or similar plan.

     3.15. Tax Matters
           -----------

     There are no foreign, federal, state, county or local taxes due and payable by the Company which have not been paid. Any liability of the Company for taxes not yet due and payable, or which are being contested in good faith, has been provided for on the Balance Sheet in accordance with GAAP. The Company has duly filed all federal, state, county and local tax returns required to have been filed by the Company and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. Except for a sales and use tax audit in 2001, all amounts owing as a result of which have been paid as of the date hereof, the Company has not been subject to a federal or state tax audit of any kind. Since January 1, 1998, no claim has been made by any tax authority in a jurisdiction where the Company does not currently file a tax return that the Company is or may be subject to tax by such jurisdiction. There is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to, the Company in respect of any tax or assessment, nor is any claim for additional tax or assessment asserted by any tax authority. The Company has withheld and paid all material taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party. Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or benefit plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). The Company has delivered in writing pursuant to Landmark's due diligence request list a report that accurately sets forth the regular and alternative minimum tax net operating loss and other carryovers available to the Company. As of the Closing Dates, and except for giving effect to the transactions contemplated hereby, the ability of the Company or any subsidiary to use such carryovers will not have been affected by Sections 382, 383 or 384 of the Code or by the SRLY limitations of the consolidated return regulations under Section 1502 of the Code. The Company has not made any election under Section 341(f) of the Code.

     3.16. Intellectual Property
           ---------------------

     (a) Except as set forth on Schedule 3.16(a), the Company owns all right, title and interest in and to, or has a valid and enforceable license to use all the Intellectual Property used by it in connection with the Company's business, which represents, subject to Section 3.17 below, all intellectual property rights necessary to the conduct of the Company's business as now conducted. Except as set forth on Schedule 3.16(a), the Company has performed all obligations required to be performed by the Company to date under, and is not in default or delinquent in performance, status or any other respect (claimed or actual) in connection with, any license or other agreement pursuant to which the Company has the right to use any Intellectual Property. Except as set forth on
Schedule 3.16(a), to the best of the Company's knowledge the other party to such license or agreement has no current basis to terminate such license or agreement and no event has occurred which would constitute such a default of such license or agreement. Except as set forth on Schedule 3.16(a), the conduct of the Company's business as currently conducted does not conflict with or infringe any Intellectual Property or other proprietary right of any third party. Except as set forth on Schedule 3.16(a), there is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company: (i) alleging any such conflict or infringement with any third party's Intellectual Property or other proprietary rights; or (ii) challenging the Company's ownership or use of, or the validity or enforceability of any Intellectual Property. Except as disclosed on Schedule 3.16 and to the best of the Company's knowledge, there are no conflicts with or infringements of any Intellectual Property owned by the Company by any third party, except infringements which, individually and in the aggregate, would not have a Material Adverse Effect.

     (b) Schedule 3.16(b) sets forth a complete and current list of registrations (including registrations for intention to use a trademark)/patents pertaining to the Intellectual Property owned by the Company ("Listed Intellectual Property"), all pending applications for registrations/patents and the owner of record, date of application or issuance and relevant jurisdiction as to each. All Listed Intellectual Property is owned by the Company, free and clear of security interests, liens, encumbrances or claims of any nature other than Permitted Liens or as otherwise set forth in Schedule 3.16(b). Except as set forth in Schedule 3.16(b), all Listed Intellectual Property is valid, subsisting, unexpired, in proper form and enforceable and all renewal fees and other maintenance fees that have fallen due on or prior to the effective date of this Agreement have been paid. Except as set forth in Schedule 3.16 (b), no Listed Intellectual Property is the subject of any proceeding before any governmental, registration or other authority in any jurisdiction, including any office action or other form of preliminary or final refusal of registration.

     (c) Schedule 3.16(c) sets forth a complete list of licenses and all agreements relating to the Intellectual Property (excluding any Software) or to the right of the Company to use of the proprietary rights of any third party, excluding intellectual property or other proprietary rights owned by customers, vendors, advertisers and other third parties that are licensed to the Company on an incidental basis in the ordinary course of the Company's business with such parties (and none of which is necessary for the Company operations generally). Except as set forth in Schedule 3.16(c), the Company is not under any obligation to pay royalties or other payments in connection with any agreement pursuant to which it licenses the rights to use any Intellectual Property (excluding royalties or other payments that are not material in amount and are payable with respect to any Software), nor restricted from assigning its rights respecting Intellectual Property owned by the Company (other than as contemplated by the Permitted Liens) nor will the Company otherwise be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement or the Transaction Documents, in breach of any agreement relating to the Intellectual Property or required to pay any fee or royalty.

     (d) No present or former employee, officer or director of the Company, or agent or outside contractor of the Company, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property.

     (e) To the Company's knowledge: (i) none of the Intellectual Property has been used, disclosed or appropriated to the detriment of the Company for the benefit of any Person other than the Company; and (ii) no employee, independent contractor or agent of the Company has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of the Company.

     (f) Except as set forth on Schedule 3.16(f), to the Company's knowledge, the Company's transmission, reproduction, use, display or modification of any content relating to the Company and its operations, software, graphical user interfaces, embedded code or other materials contained in or accessed via any of the Company's Web sites (including framing and linking Web site content) or other practices in connection therewith does not infringe or violate any proprietary or other right of any other Person and no claim relating to such infringement or violation is pending or, to the Company's knowledge, threatened.

     (g) Each employee of the Company who has created any copyrightable or protectable programs, modifications, enhancements or other inventions, improvements, discoveries, methods or works of authorship ("Works") or any employee of the Company who in the regular course of his employment may create Works and all consultants have signed an assignment or similar agreement with the Company confirming the Company's ownership or, in the alternate, transferring and assigning to the Company all right, title and interest in and to such programs, modifications, enhancements or other inventions including copyright and other intellectual property rights therein.

     3.17. Software
           --------

     (a) The operating and applications computer software programs and databases owned or used by the Company (collectively, the "Software") that are material to the conduct of the Company's business as now conducted are listed on Schedule
3.17 hereto; excluding generally available application software used by the Company in connection with the ordinary course of its internal business operations, including, without limitation, word processing software, spreadsheet software, e-mail and internal network tool sets, presentation and graphic arts software, basic PC and network operating systems, database and contact management software and other software not used in connection with operation of the Company's web sites. The Company owns or has valid licenses to use all copies of the Software, and the Company has not sold, licensed, leased or otherwise transferred or granted any interest or rights in or to any portion thereof other than the Permitted Liens or as otherwise set forth in Schedule
3.17. Except as set forth on Schedule 3.17, none of the Software owned by the Company (the "Proprietary Software"), and to the Company's knowledge none of the Software owned by third parties and used by the Company, nor any use thereof, conflicts with, infringes upon or violates any intellectual property or other proprietary right of any other Person and, to the knowledge of the Company, no claim, suit, action or other proceeding with respect to any such infringement or violation is threatened or pending. The Company has taken the, and will continue to take, all steps reasonably necessary to protect its right, title and interest in and to the Software in accordance with standard industry practice. The Company has not committed, and will not commit, any acts, and has not omitted, and will not omit, to take any actions, which would cause a forfeiture of abandonment of any rights in the Proprietary Software or would cause the Proprietary Software to enter into the public domain.

     (b) The Company possesses or has access to the original and all copies of all documentation and all source code or password protected code, as applicable for all the Proprietary Software. Except for the Permitted Liens or as set forth in Schedule 3.17, upon consummation of the transactions contemplated by this Agreement, the Company will continue to own all the Proprietary Software, free and clear of all claims, liens, encumbrances, and liabilities and, with respect to all agreements for the lease or license of Software which require consents or other actions as a result of the consummation of the transactions contemplated by this Agreement in order for the Company to continue to use and operate such Software after the Closing Dates, the Company will use best efforts to obtain such consents or taken such other actions so required.

     3.18. Material Contracts
           ------------------

     Schedule 3.18 sets forth a true and complete list of each contract, agreement, instrument, commitment and other arrangement to which the Company is a party or otherwise relating to or affecting any of its assets, including without limitation, any employment, severance or consulting agreements; loan, credit or security agreements; joint venture agreements or distribution agreements which cannot be terminated on ninety (90) days' notice without penalty or premium and either (a) has a duration of over 1 year or (b) which involves the expenditure or receipt of revenues by the Company of over $75,000 (each, a "Material Contract"). Except for the breaches disclosed on Schedule 3.18, each Material Contract is valid, binding and enforceable against the parties thereto in accordance with its terms, and in full force and effect. Except as disclosed on Schedule 3.18, the Company has performed all obligations required to be performed by the Company to date under, and is not in default or delinquent in performance, status or any other respect (claimed or actual) in connection with, any Material Contract such that the other party to such Material Contract may obtain damages or terminate such Material Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. Except as disclosed on Schedule 3.18, to the knowledge of the Company, no other party to any Material Contract is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. The Company has made available and shall have delivered, as of the Closing Dates, to the Buyer or its representatives true and complete originals or copies of all the Material Contracts. Except as set forth on Schedule 3.18A, within the past 60 days, none of the contracts, agreements, instruments, commitments and other arrangements to which the Company is a party and through which the Company has derived more than $25,000 in annual revenue in the past twelve months (a "Material Revenue Contract") has been terminated prior to its expiration (and no notice has been given or event has occurred which, with due notice or lapse of time or both, would result in such termination), and each such Material Revenue Contract (including Material Revenue Contracts that have expired within the past 60 days) is valid, binding and enforceable against the parties thereto in accordance with its terms, and in full force and effect. Except as set forth on Schedule 3.18, to the knowledge of the Company, no party to a Material Revenue Contract is unwilling to use the Company's services.

     3.19. Employees
           ---------

     The Company is in full compliance with all laws regarding employment, wages, hours, equal opportunity, collective bargaining and payment of social security and other taxes except such noncompliance as would not, in the aggregate, have a Material Adverse Effect. The Company is not engaged in any unfair labor practice or discriminatory employment practice and no complaint of any such practice against the Company is filed or, to the best of the Company's knowledge, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices, nor is any grievance filed or, to the best of the Company's knowledge, threatened to be filed, against the Company by any employee pursuant to any collective bargaining or other employment agreement to which the Company is a party or is bound. The Company is in compliance with all applicable foreign, federal, state and local laws and regulations regarding occupational safety and health standards except to the extent that noncompliance will not have a Material Adverse Effect, and has received no complaints from any foreign, federal, state or local agency or regulatory body alleging violations of any such laws and regulations. Except as set forth on Schedule 3.19, each of the employees of the Company has executed without modification the Company's Terms of Employment attached hereto as Schedule 6.16.

     3.20. Employee Benefit Plans
           ----------------------

     (a) Schedule 3.20(a) sets forth a complete and correct list of:

          (i) all "employee benefit plans", as defined in Section 3(3) of ERISA, maintained by the Company to which Company has any obligation or liability, contingent or otherwise; and

          (ii) all employment or consulting agreements, and all bonus or other incentive compensation, deferred compensation, salary continuation, disability, stock award, stock option, stock purchase, collective bargaining agreement or other employee benefit policies or arrangements which the Company maintains or to which the Company has any obligation or liability, contingent or otherwise (collectively referred to as the "Company Plans").

     (b) The Company has no material obligation or liability, contingent or otherwise, under Title IV of ERISA or Section 412 of the Code. No Company Plan is a "multiemployer plan," as defined in Section 3(37) of ERISA (a "Multiemployer Plan"), or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"), nor has the Company, any of its Subsidiaries or any of its ERISA Affiliates at any time contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan.

     (c) The Company Plans intended to qualify under Section 401(a) are qualified under such sections, and each trust maintained pursuant thereto, has been determined to be exempt from federal income taxation under Section 501 of the Code by the IRS, and nothing has occurred with respect to the operation of any such Company Plans that would reasonably be expected to cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

     (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued prior to the Closing Date.

     (e) True, correct and complete copies of the following documents, with respect to each of the Company Plans, have been delivered to the Landmark Parties by the Company, if applicable: (i) all plan and related trust documents, and amendments thereto; (ii) the most recent Form 5500 (iii) summary plan description; and (iv) and any written agreements, policies or practices.

     (f) Except as set forth on Schedule 3.20, the Company Plans have been maintained, in all material respects, in accordance with their express terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and the Company has not engaged in, or has knowledge that a "party in interest" or a "disqualified person" has engaged in, a "prohibited transaction", as defined in
Section 4975 of the Code or Section 406 of ERISA, or taken any actions, or failed to take any actions, which could reasonably be expected to result in any material liability under ERISA or the Code.

     (g) For any "group health plan", as defined in Section 4980B of the Code, the Company has complied in all material respects with the notice and coverage continuation requirements of Section 4980B of the Code and Section 601 of ERISA, and the regulations thereunder ("COBRA"). None of the Company Plans provide retiree health or life insurance benefits except as may be required by COBRA or applicable state continuation coverage law or at the expense of the participant or the participant's beneficiary.

     (h) Except as set forth in Schedule 3.20(h), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) result in any payment becoming due to any current employee or former employee of the Company, (b) increase any benefits otherwise payable under any of the Company Plans (c) result in any payment that will not be deductible under Section 280G of the Code or (d) result in the acceleration of the time of payment or vesting of any benefits provided under any of the Company Plans.

     3.21. Title to Tangible Assets
           ------------------------

     Except as set forth on Schedule 3.21, the Company has good title to its properties and assets and a valid leasehold interest in all its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than or resulting from taxes which have not yet become delinquent and minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and which have not arisen otherwise than in the ordinary course of business. The Company does not own any real property.

     3.22. Condition of Properties
           -----------------------

     All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are suitable for their intended use and in reasonably good operating condition and repair, normal wear and tear excepted.

     3.23. Insurance
           ---------

     The Company and its properties are insured in such amounts, against such losses and with such insurers as the Company has determined to be prudent based upon the nature of the properties and businesses of the Company. Schedule 3.23 sets forth a true and complete listing of the insurance policies of the Company (other than insurance policies under any Company Plan) as in effect on the date hereof, including in each case the applicable coverage limits, deductibles and the policy expiration dates. No notice of any termination or threatened termination of any of such policies has been received by the Company and such policies are in full force and effect.

     3.24. Membership Base; Demographic Activity
           -------------------------------------

     (a) The Company has at least 14 million unique members, representing at least 12 million individual households.

     (b) The average of the indicated ages of the Company's members is approximately 34. Of the Company's 14 million plus members, all have fully registered and at least 6.5 million have agreed to accept electronic mail messages from the Company.

     (c) Within the past 30 days, at least 1.4 million of the Company's members have accessed the Company's website.

     (d) The Company's databases are the exclusive property of the Company, and such databases are adequately protected against, and have not suffered any, loss due to system damage or destruction, data erosion, unwanted or unauthorized access, and theft.

     (e) Below is a correct and complete chart which, for each of the calendar quarters in 2000 and 2001, accurately indicates the number of the Company's newly registered households ("New H.H.") in each applicable quarter and the number of total meaningful revenue producing actions ("Total actions") taken by the Company's members in each applicable quarter ("M" means million):

------------------ --------- --------- -------- --------- --------- --------
                    Q1 `00    Q2 `00   Q3 `00    Q4 `00    Q1 `01   Q2 `01
------------------ --------- --------- -------- --------- --------- --------
New H.H.           1.6 M     1.6 M     1.8 M    1.9 M     1.8 M     .9 M
------------------ --------- --------- -------- --------- --------- --------
Total actions      4.4 M     4.5 M     7.5 M    10.2 M    7.8 M     7.3 M
------------------ --------- --------- -------- --------- --------- --------

     3.25. Voting Agreements
           -----------------

     Each of the Chief Executive Officer, the President/Chief Operating Officer, the Chief Financial Officer, the Chief Technology Officer and the Senior Vice President--Product Management and (the "Management Investors") and the parties listed on Schedule 3.25 (together with the Management Investors, the "Principal Investors") has executed and delivered voting agreements, in the form attached hereto as Exhibit M (the "Voting Agreements"), with respect to the voting of all capital stock owned by such Principal Investors (which in the aggregate represents the necessary percentage of voting power of the Company to effect the shareholder approval to the extent the Company's Board's approval is not withdrawn) in favor of the transactions contemplated hereby, the certain actions specified in the Voting Agreements, and the increase of capital stock of the Company, from time to time, to permit the authorization and issuance of shares underlying the Series B Preferred Stock and the Warrants. Such Voting Agreements are in full force and effect and have not been rescinded, abrogated or canceled in any manner.

     3.26. Certain Interests
           -----------------

     Except as set forth in Schedule 3.26 and as disclosed in the Public Filings, neither the Company nor any of its officers or, to the best of its knowledge, directors, has any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded Person) or otherwise, directly or indirectly, in any Person other than the Company that (i) provides any services or designs, produces or sells any product or product lines or engages in any activity similar to or competitive with any activity currently proposed to be conducted by the Company or any of its subsidiaries, (ii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, owned or used by the Company or (iii) any suppliers, vendors or customers of the Company.

     3.27. Registration Rights
           -------------------

     Except as provided by the Registration Rights Agreement and under the agreements listed on Schedule 3.27, the Company will not, as of the Closing Dates, be under any obligation to register any of its securities under the Securities Act.

     3.28. Private Offering
           ----------------

     Based upon the representations of the Landmark Parties set forth in Section 4 and assuming the accuracy thereof as of the date hereof and as of the date of the issuance of the Series B Preferred Stock and Warrants and the issuance of the Converted Shares and the Warrant Shares, the offer, issuance and sale of the Securities and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

     3.29. Brokerage
           ---------

     There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company other than those disclosed on Schedule 3.29 which shall be the Company's sole obligation and liability and paid pursuant to Section 6.21. The Company agrees to indemnify and hold the Landmark Parties harmless against any costs or damages incurred as a result of any claim directly against the Landmark Parties arising out of or relating to such brokerage commissions or finder's fees.

     3.30. Minute Books
           ------------

     The minute books of the Company have been made available to the Landmark Parties and contain a complete summary of all meetings of directors and shareholders since the time of the Company's incorporation.

     3.31. Change of Control
           -----------------

     Since May 15, 2001, there has been no event that has resulted or will result in a Change of Control of the Company, excluding the transactions contemplated under this Agreement.

     3.32. Material Facts
           --------------

     This Agreement, the Disclosure Schedules, and the other agreements, documents, certificates or written statements furnished or to be furnished to the Landmark Parties through the Closing Dates by or on behalf of the Company in connection with the transactions contemplated hereby taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading. There is no fact which is known to the Company and which has not been disclosed herein or otherwise by the Company to the Landmark Parties which may materially adversely affect the business, properties, assets, liabilities, prospects, profits, results of operations or condition, financial or otherwise, of the Company.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE LANDMARK PARTIES
           ------------------------------------------------------

     The Landmark Parties represent and warrant to the Company as follows:

     4.1. Corporate Proceedings, etc.
          ---------------------------

     LCI is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. LV is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Landmark Party has authorized the execution, delivery, and performance of the Transaction Documents required to be executed by it and each of the transactions and agreements contemplated hereby and thereby. No other corporate action is necessary to authorize such execution, delivery and performance of the Transaction Documents, and upon such execution and delivery each of the Transaction Documents shall constitute the valid and binding obligation of each applicable Landmark Party, enforceable against the applicable Landmark Party in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity. Each of the Landmark Parties has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder.

     4.2. Consents and Approvals.
          -----------------------

     The execution and delivery by each Landmark Party of the Transaction Documents, the performance by each Landmark Party of its obligations hereunder and thereunder, and the consummation by each Landmark Party of the transactions contemplated hereby and thereby do not require either Landmark Party to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority.

     4.3. Investment Representation.
          --------------------------

     (a) Each Landmark Party is purchasing the applicable Securities for its own account and not with a view to distribution in violation of any securities laws. Neither Landmark Party has any present intention to sell the Securities, Converted Shares or Warrant Shares in violation of federal or state securities laws and neither Landmark Party has any present arrangement (whether or not legally binding) to sell the Securities, Converted Shares or Warrant Shares to or through any person or entity; provided, however, that by making the representations herein, neither Landmark Party agrees to hold the Securities, Converted Shares or Warrant Shares for any minimum or other specific term and each Landmark Party reserves the right to dispose of the Securities, Common Shares or Warrant Shares at any time in accordance with and not in violation of federal and state securities laws applicable to such disposition and Section 5.5 hereof.

     (b) Each Landmark Party is an "accredited" investor as defined in Rule 501(a) promulgated under the Securities Act, and (i) is able to bear the economic risk of its investment in the Series B Preferred Stock and the Warrants, (ii) is able to hold the Series B Preferred Stock and the Warrants for an indefinite period of time, (iii) can afford a complete loss of its investment in the Series B Preferred Stock and the Warrants and (iv) has adequate means of providing for its current needs.

     4.4. Access to Other Information.
          ----------------------------

     Each Landmark Party acknowledges that the Company has made available to it the opportunity to examine such additional documents from the Company and to ask questions of, and receive full answers from, the Company concerning, among other things, the Company, its financial condition, its management, its prior activities and any other information which such Landmark Party considers relevant or appropriate in connection with entering into this Agreement.

     4.5. Risks of Investment.
          --------------------

     Each Landmark Party acknowledges that the Securities have not been registered under the Securities Act. Each Landmark Party is familiar with the provisions of Rule 144 and understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act or some other exemption from the registration requirements of the Securities Act will be required in order to dispose of the Securities, and that such Landmark Party may be required to hold its Securities received under this Agreement for a significant period of time prior to reselling them. Each Landmark Party is capable of assessing the risks of an investment in the Securities and is fully aware of the economic risks thereof.

SECTION 5. COVENANTS OF THE PARTIES
           ------------------------

     5.1. Securities Compliance
          ---------------------

     The Company shall notify the Nasdaq National Market, in accordance with its requirements, of the transactions contemplated by the Transaction Documents, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Series B Preferred Stock, Warrants, Converted Shares and Warrant Shares hereunder, including, without limitation, the preparation and filing with the SEC of a proxy statement for the purposes of soliciting shareholder approval for the transactions contemplated under the Transaction Documents.

     5.2. Reservation of Stock Issuable Upon Conversion or Exercise of the Securities
          ----------------------------------------------------------------

     The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock (including the PIK Shares) and the exercise of the Warrants (including the PIK Warrants), such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock and the exercise of all outstanding Warrants. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion and/or exercise of all the then outstanding Series B Preferred Stock and Warrants, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation effecting a combination/reverse split of shares or engaging in best efforts to obtain the requisite shareholder approval for a Charter amendment. Without in any way limiting the foregoing, the Company agrees to reserve and at all times keep available solely for purposes of conversion and/or exercise of the Series B Preferred Stock and Warrants such number of authorized but unissued shares of Common Stock that is at least equal to 150% of the aggregate shares issuable upon conversion and/or exercise of the Series B Preferred Stock and Warrants, which number may be reduced by the number of Converted Shares or Warrant Shares actually delivered pursuant to conversion of the Series B Preferred Stock or exercise of the Warrants and shall be appropriately adjusted for any stock split, reverse split, stock dividend or reclassification of the Common Stock.

     5.3. Form D; Blue Sky Laws
          ---------------------

     The Company agrees to file a Form D with respect to the Securities and the Converted Shares, in accordance with the provisions of Regulation D, and to provide a copy thereof to the Landmark Parties promptly after such filing. The Company shall, on or before the each applicable Closing Date (including the date of each Additional Option Closing), take such action as the Company shall have reasonably determined is necessary to qualify the Securities, the Converted Shares and the Warrant Shares for sale to the Landmark Parties at the respective closings pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Landmark Parties on or prior to the each applicable closing date.

     5.4. Best Efforts
          ------------

     The Company will use its best efforts to obtain promptly shareholder approval for the actions contemplated hereby, including shareholder approval to authorize and approve the consummation of the Merger. Without limiting the foregoing, the Chairman of the Board, the

Chief Executive Officer, or the President of the Company shall duly call, pursuant to the Organizational Documents, a meeting of the holders of the Company's outstanding voting securities (the "Shareholders' Meeting") and, as soon as permitted under applicable law, the Company shall use its best efforts to obtain additional Voting Agreements from that number of shareholders as may be necessary to ensure that the number of votes to be voted in favor of the transactions contemplated hereby (including the consummation of the Merger) shall not be less than sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Common Stock entitled to vote at the Shareholders' Meeting.

     5.5. Resale of Securities
          --------------------

     (a) Each Landmark Party covenants that it will not sell or otherwise transfer the Securities (or any Converted Shares or Warrant Shares) except pursuant to an effective registration under the Securities Act or in a transaction which, in the opinion of counsel, which opinion and which counsel shall be reasonably satisfactory to the Company, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder and any applicable state blue sky laws.

     (b) The certificates evidencing the shares of Series B Preferred Stock, the Converted Shares issuable upon conversion of the Securities, and the Warrant Shares issuable upon exercise of the Warrants will bear the following legend reflecting the foregoing restrictions on the transfer of such securities:

     "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act") OR ANY APPLICABLE STATE SECURITIES LAWS, and may not be transferred except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel, WHICH OPINION AND WHICH COUNSEL SHALL BE reasonably satisfactory to the Company, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder."

     5.6. Covenants Pending the Closings
          ------------------------------

     From the date hereof through the Second Tranche Closing Date, the Company will not, without LCI's prior written consent, take any action or fail or omit to take any action which would result in any of the representations or warranties contained in this Agreement not being true at and as of the time immediately after such action, or in any of the covenants contained in this Agreement becoming incapable of performance. The Company will promptly advise LCI of any action or event of which it becomes aware which has the effect of making incorrect any of such representations or warranties or which has the effect of rendering any of such covenants incapable of performance. The compliance by the Company with this covenant shall not be deemed or construed to cure or otherwise excuse in any respect the breach of the applicable representation, warranty or covenant.

     5.7. Further Assurance; Securities Law Assurances
          --------------------------------------------

     (a) Each of the parties shall execute such documents and other papers and take such further actions as may be required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions to each of the Closings as promptly as practicable.

     (b) Until the earlier to occur of the repurchase by the Company of all of the Series B Preferred Stock pursuant to the Restated Charter or July 30, 2003, so long as any Series B Preferred Stock or Warrants remain outstanding, each Landmark Party agrees that it shall not (i) engage in any market manipulation of the Common Stock, (ii) sell short the Common Stock, or (iii) make public negative disclosures about the Company other than in connection with or relating to permitted disclosures regarding a public company pursuant to a proxy statement. Nothing in this Agreement shall prevent the Landmark Party from exercising its rights under the Transaction Documents. Furthermore, nothing contained herein shall restrict the ability of a Landmark Party to sell or purchase Common Stock in the market or otherwise, in compliance with and not in violation of the federal and state securities laws, including, but not limited to, Rule 10b-5 promulgated under the Exchange Act.

     5.8. Financial and Business Information
          ----------------------------------

     From and after the date hereof and for as long as the Landmark Parties, together with all of their Affiliates, shall own at least 25% of the outstanding Common Stock, the Company shall deliver to the Landmark Parties or any subsequent holder of the Securities:

     (a) Monthly and Quarterly Statements - as soon as practicable, and in any event within 15 business days after the close of each month in the case of monthly statements and 40 days after the close of each of the first three fiscal quarters of each fiscal year of the Company in the case of quarterly statements, a consolidated balance sheet, statement of income and statement of cash flows of the Company and any subsidiaries as at the close of such month or quarter and covering operations for such month or quarter, as the case may be, and the portion of the Company's fiscal year ending on the last day of such month or quarter, all in reasonable detail and prepared in accordance with GAAP, subject to audit and year-end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year together with a detailed aging report with respect to receivables and payables. The Company shall also provide comparisons of each pertinent item to the budget referred to in subsection (c) below.

     (b) Annual Statements - as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, duplicate copies of:

          (i) consolidated and consolidating balance sheets of the Company and any subsidiaries at the end of such year; and

          (ii) consolidated and consolidating statements of income, shareholders' equity and cash flows of the Company and any subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent certified public accountants of recognized national standing selected by the Company, which opinion shall state that such financial statements fairly present the financial position of the Company and any subsidiaries on a consolidated basis and have been prepared in accordance with GAAP (except for changes in application in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and the Company shall also provide comparisons of each pertinent item to the budget referred to in subsection (c) below.

     (c) Business Plan; Projections - no later than 30 days prior to the commencement of each fiscal quarter of the Company, an updated Business Plan of the Company and projections of operating results, prepared on a monthly basis, and a three year business plan of the Company and projections of operating results. Within 45 days of the close of each fiscal quarter of the Company, the Company shall provide the Landmark Parties with an update of such monthly projections. Such business plans, projections and updates shall contain such substance and detail and shall be in such form as will be reasonably acceptable to the Landmark Parties. By email dated July 6, 2001, the Company has delivered to the Landmark Parties a business plan amended with interlineations that reflect the current status of the business and the projected course for the balance of the year (the "Business Plan").

     (d) Audit Reports - promptly upon receipt thereof, one copy of each other financial report and internal control letter submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company.

     (e) Other Reports - simultaneously with mailing to shareholders or public issuance, one copy of each financial statement, report, notice or proxy statement sent by the Company to shareholders generally, of each financial statement, report, notice or proxy statement sent by the Company or any of its subsidiaries to the SEC or any successor agency, if applicable, of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Company or any subsidiary with, or received by such Person in connection therewith from, any domestic or foreign securities exchange, the SEC or any successor agency or any foreign regulatory authority performing functions similar to the SEC, of any press release issued by the Company or any subsidiary, and of any material of any nature whatsoever prepared by the SEC or any successor agency thereto or any state blue sky or securities law commission which relates to or affects in any way the Company or any subsidiary.

     (f) Progress Reports - when distributed, all reports provided to senior management and all reports listed on Schedule 5.8(f), prior to each regularly scheduled meeting of the Board of Directors of the Company, a narrative report describing the Company's activities since the date of the last such report, including a description of business development, operating results and marketing efforts, and weekly, not later than the third day of such week, a sales pipeline report and member activity report for the preceding week.

     (g) Requested Information - with reasonable promptness, such other data and information as from time to time may be reasonably requested by the Landmark Parties.

     5.9. Inspection
          ----------

     The Company shall permit LCI (or any subsequent holder of the Securities, as applicable), its nominee, assignee, and its representative to visit and inspect any of the properties of the Company, to examine all its books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with LCI, its nominees, assignees and representatives the finances and affairs of the Company and any subsidiaries), all at such reasonable times and as often as may be reasonably requested.

     5.10. Confidentiality
           ---------------

     Other than as set forth on Schedule 5.10, as to so much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof, including without limitation information furnished pursuant to Sections 5.8 and 5.9 hereof) as constitutes or contains confidential business, financial or other information of the Company or any subsidiary, each Landmark Party (or as applicable in this Section 5.10, any holder of the Securities) covenants for itself and its directors, officers and partners that it will use due care to prevent its officers, directors, partners, employees, counsel, accountants and other representatives from disclosing such information to Persons other than their respective authorized employees, counsel, accountants, shareholders, partners, limited partners and other authorized representatives; provided, however, that a Landmark Party may disclose or deliver any information or other material disclosed to or received by it should each Landmark Party be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order. In the event of any termination of this Agreement prior to the First Tranche Closing, the Landmark Parties shall return to the Company or destroy or otherwise purge from their records all confidential material previously furnished to them or their officers, directors, partners, employees, counsel, accountants and other representatives in connection with this transaction. For purposes of this Section 5.10, "due care" means the same level of care that a Landmark Party would use to protect the confidentiality of its own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

     5.11. Conduct of Business
           -------------------

     (a) The Company will continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business. The Company has entered into with its current employees and shall require all of its employees hired or consultants engaged after the date hereof to enter into appropriate confidentiality agreements to protect confidential information relating to the Company and its business, including trade secrets.

     (b) The Company acknowledges that excessive e-mail transmissions, while promoting short-term revenue increases, could have detrimental effects on the long term financial prospects of the Company. The Company agrees to monitor the member opt-out rate and to not transmit excessive member e-mails that could cause such opt-out rate to exceed 3.5%.

     (c) The Company will comply in all material respects with all applicable laws, rules, regulations and orders except where the failure to comply would not have a Material Adverse Effect.

     (d) The Company will maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size and credit standing engaged in similar business and owning similar properties, provided that such insurance is and remains available to the Company at commercially reasonable rates.

     (e) The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with GAAP.

     5.12. Lost, etc. Certificates Evidencing Shares (or Shares of Common Stock); Exchange
           --------------------------------------------------------------

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any shares of Series B Preferred Stock or Common Stock owned by a Landmark Party, and (in the case of loss, theft or destruction) of an indemnity or bond satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of shares evidenced by such certificate which remain outstanding. LCI's agreement of indemnity shall constitute indemnity satisfactory to the Company for purposes of this Section 5.12. Upon surrender of any certificate representing any shares of Series B Preferred Stock or Common Stock for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of shares of Series B Preferred Stock or Common Stock, as the case may be, represented by the certificate so surrendered and registered as such holder may request. The Company will also pay the cost of all deliveries of certificates for such shares to the office of LCI (including the cost of insurance against loss or theft in an amount satisfactory to the holders) upon any exchange provided for in this Section 5.12.

     5.13. Termination
           -----------

     The provisions of Sections 5.7 through 5.13 (other than Section 5.10 which shall survive indefinitely) shall survive the Closings and remain in effect until the Landmark Parties or their successors and assigns shall own less than 25% of the Company's Common Stock, measured on an as-exercised and as-converted basis.

     5.14. Option Plan; Option Repricing
           -----------------------------

     (a) At the Shareholders' Meeting (and in the proxy mailed to shareholders), the Company shall request shareholder approval of the Approved Plan (defined below). During the period between the execution hereof and until the termination of this Agreement, the Company shall not (i) issue additional options or make awards under its 1997 Stock Option Plan other than (A) options to purchase Common Stock granted to Matt Moog under the terms of his Employment Agreement,
(B) options to purchase Common Stock issued in connection with the re-pricing of the options granted to Steven Golden (as contemplated by the terms of Golden's Severance Agreement and General Release), and (C) options to purchase Common Stock granted to new employees in the ordinary course of business (provided, the Company does not grant options to purchase more than 75,000 shares of Common Stock to any single employee or options to purchase more than 300,000 shares of Common Stock, in the aggregate, to all employees), or (ii) issue additional options or make awards under its 1999 Non-Employee Director Stock Option Plan. After the First Tranche Closing, grants and awards shall be made under the Approved Plan.

     (b) The Company shall promptly (after it is legally permitted to do so) take such action as may be required to offer each of the persons listed on
Schedule 5.14 (to the extent such persons are employees on the date of the offer) the opportunity to re-price their options that have an exercise price at or above $2.00 with an exercise price of the greater of (x) the closing sales price of the Common Stock on the date the exchange occurs and (y) $0.50; provided, however, as a condition to such repricing, each employee accepting the Company's offer must agree, through execution and delivery of a Stock Option Agreement in the form attached as Exhibit N, that such re-priced options shall be subject to vesting in three equal installments on each of the first three annual anniversaries of the re-pricing date; provided, further, that each employee that has not executed and delivered the Company's standard terms of employment agreement shall execute and deliver such agreement as a condition precedent for receiving any repriced options.

     5.15. Payment Defaults
           ----------------

     The Company shall promptly cure any and all of the breaches, defaults and failures to comply that are disclosed with respect to the agreements set forth on Schedule 3.7, Schedule 3.8, Schedule 3.12, Schedule 3.16(c), Schedule 3.16(f) and Schedule 3.18, to the extent such breach, default or failure to comply, as applicable, relates to the Company's failure to pay an amount owed and the chief executive officer or Board of Directors has not determined that the Company has a bona fide defense with respect to such non-payment; provided, the foregoing notwithstanding, and solely with respect to the breaches, default and failures that relate to unpaid accounts payable to trade creditors (as disclosed on Schedule 3.8 and Schedule 3.18), the Company shall not be in breach of the foregoing covenant so long as it uses its best efforts to cause the maximum aging of such payables to be less than ninety (90) days excluding such account payable that is being disputed by the Company in good faith and as to which the Company's chief financial officer or principal accounting officer has delivered to LV a certificate certifying to the dispute and the facts giving rise to the dispute.

SECTION 6. LANDMARK CONDITIONS FOR FIRST TRANCHE CLOSING
           ---------------------------------------------

     The obligation of LV to purchase and pay for the First Tranche of Purchased Preferred Stock on the First Tranche Closing Date, as provided in Section 2.2 hereof, and LCI's related obligations hereunder, shall be subject to the performance by the Company of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

     6.1. Representations and Warranties
          ------------------------------

     The representations and warranties of the Company contained in this Agreement shall be true in all material respects on and as of the First Tranche Closing Date as though such representations and warranties were made at and as of such date, except for representations and warranties qualified by reference to materiality which shall be true in all respects on and as of the First Tranche Closing Date as though such representations and warranties were made at and as of such date.

     6.2. Compliance with Agreement
          -------------------------

     The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Company prior to or on the First Tranche Closing Date.

     6.3. Officer's Certificate
          ---------------------

     The Landmark Parties shall have received a certificate, dated the First Tranche Closing Date, signed by each of the President and the Chief Financial Officer of the Company, certifying that the conditions specified in the foregoing Sections 6.1 and 6.2 hereof have been fulfilled.

     6.4. Default Under Senior Secured Note, this Agreement or Forbearance Agreements
          ----------------------------------------------------------------

     No event shall have occurred and continue to exist which with or without notice or the passage of time or both would constitute a default or has been declared a default under the Amended Loan Agreement, Senior Secured Note or this Agreement which has not been unconditionally waived in writing by the Landmark Parties. There shall have been no default (or event which with or without the notice or the passage of time or both would constitute a default) or Forbearance Termination Event (as such term is defined in the applicable Forbearance Agreement) that has occurred under any of the Forbearance Agreements which has not been cured by the Company itself or unconditionally waived by the forbearing party.

     6.5. Pending or Threatened Litigation
          --------------------------------

     There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction not initiated by the Landmark Parties or an Affiliate thereof directing that the transactions provided for herein or any of them not be consummated as herein provided. There shall be no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the knowledge of the Company, threatened, before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by any third party not Affiliated with the Landmark Parties against the Company or either Landmark Party, or any of the Company or the Landmark Parties' officers, directors, employees, agents or Affiliates involving, affecting or relating to the transactions contemplated by the Transaction Documents, nor is any basis known to the Company or any of its directors or officers for any such action, suit, proceeding or investigation.

     6.6. Counsel's Opinion
          -----------------

     LV shall have received from the Company's counsel, Jaffe, Raitt, Heuer and Weiss, Professional Corporation, an opinion, dated the First Tranche Closing Date, substantially in the form of Exhibit O-1 hereto and from the Company's special counsel Young, Conaway, an opinion, dated the First Tranche Closing Date, substantially in the form of Exhibit O-2 hereto. The Company shall have received an opinion from such counsel that the Merger is a tax free-reorganization in form and substance reasonably satisfactory to Landmark. If the Merger is not consummated and the First Tranche Closing proceeds pursuant to Sections 2.2 and 2.5, then the opinion given by Jaffe, Raitt, Heuer and Weiss shall be conformed to cover the opinions regarding the Company and the issuances to the same extent given at the closing of the Senior Secured Loan and contemplated by the Young, Conaway opinion.

     6.7. Forbearance Agreement
          ---------------------

     The Landmark Parties shall have received from the Company executed copies of forbearance agreements between the Company and each of American National Bank, Midwest Guaranty Bank, and 360 North Michigan Trust (MB Beitler Management Corp. as agent) (collectively, the "Forbearance Agreements"). The Landmark Parties shall have received evidence from the Company that each of the Forbearance Agreements is in full force and effect, has not been amended without LCI's consent and no event has occurred which with or without notice or the passage of time or both would constitute a Forbearance Termination Event (as such term is defined in the applicable Forbearance Agreement).

     6.8. Adverse Development
          -------------------

     Since June 1, 2001, there shall have been no developments in the business, operations, assets, properties, condition (financial or otherwise) or prospects of the Company, including without limitation the occurrence of any legal actions, suits, arbitrations or other legal, administrative or other governmental investigations, inquiries or proceedings brought or threatened against the Company, which in the opinion of the Landmark Parties would have a Material Adverse Effect.

     6.9. Shareholders Agreement
          ----------------------

     The Company and each of the other parties thereto shall have executed the Shareholders Agreement, the form of which is attached as Exhibit P hereto (the "Shareholders Agreement").

     6.10. Registration Rights Agreement
           -----------------------------

     The Company shall have executed the Registration Rights Agreement, the form of which is attached as Exhibit I hereto.

     6.11. Shareholder Approval and Adoption of Restated Charter
           -----------------------------------------------------

     (a) The Shareholders' Meeting shall have duly called pursuant to the Organizational Documents.

     (b) At such Shareholders' Meeting, the Company shall have obtained shareholder approval of the Merger and the transactions contemplated herein and in the Transaction Documents (to the extent required)(including the amendment and restatement of the existing option plan with the amended and restated option plan attached hereto as Exhibit Q (the "Approved Plan").

     6.12. Filing of Charter Terms; Merger
           -------------------------------

     The Restated Charter shall have been filed with the Secretary of State of Delaware and the Merger shall have been consummated in accordance with the terms of the Agreement and Plan of Merger; provided, however, if shareholder approval is not obtained prior to the First Tranche Closing, then the Landmark Parties, in their sole and absolute discretion, may make a limited waiver with respect to the filing of the Restated Charter prior to the First Tranche Closing and request that the shares to be issued in connection with the First Tranche Closing be issued pursuant to the Series B Certificate of Designation until such time as the Restated Charter (conformed to reflect the proper conversion rates applicable to the Series B Preferred Stock and the Series C Preferred Stock) may be authorized, approved and filed and the Merger is consummated.

     6.13. Voting Agreements
           -----------------

     None of the Principal Investors shall have rescinded any Voting Agreements and, pursuant to such Voting Agreements, each shall have voted in favor of the transactions contemplated hereby.

     6.14. State Law Concerns
           ------------------

     The Company shall have obtained evidence reasonably satisfactory to the Landmark Parties (including an opinion of counsel if requested) that (a) the transactions contemplated hereby do not violate any state anti-takeover laws or state securities laws, (b) that the Company is not and will not be liable for any Michigan State Business Tax ("MSBT") or other state or local taxes in excess of an aggregate amount of $50,000 and (c) that any state law requirements necessary to complete the transactions contemplated hereby or requiring regulatory approval under the Transaction Documents have been satisfied and/or waived. ).

     6.15. Conversion of Debt to Employees
           -------------------------------

     The Landmark Parties shall have received evidence, in a form satisfactory to the Landmark Parties, that indicates that all debt of the Company to the holders (the "Subordinated Debt Holders") of those certain promissory notes listed on Schedule 6.15 and the warrants issued in connection therewith have been, or simultaneously is being, exchanged for an aggregate of 13 million shares of the Company's Series C Preferred Stock pursuant to the agreements with such holders which are listed on Schedule 6.15; provided, however, if the Merger is not consummated and LV, in its sole discretion, elects to proceed with the First Tranche Closing, then 1.3 million shares of the Series C Preferred Stock as designated by the Series C Certificate of Designation shall be issued to such Subordinated Debt Holders.

     6.16. Employment Agreements
           ---------------------

     Each of the employees of the Company shall have executed, without modification, the Company's standard Terms of Employment attached at Schedule 6.16.

     6.17. Insurance
           ---------

     The Company shall have obtained, on such terms and conditions and in such amounts as are reasonably acceptable to the Landmark Parties, errors and omissions and directors' and officers' insurance coverage.

     6.18. Key Man Life Insurance
           ----------------------

     The Company shall have obtained, on such terms and conditions and in such amounts as are reasonably acceptable to the Landmark Parties, key man life insurance policies payable to the Company on the lives of such senior executives as the Landmark Parties may reasonably request.

     6.19. Election of Directors
           ---------------------

     The persons designated by LV pursuant to the Shareholders Agreement for nomination and election as "Series B Directors" (as defined in the Shareholders Agreement) shall have been elected or appointed to the Board of Directors of the Company, effective upon the First Tranche Closing.

     6.20. Member Metrics
           --------------

     None of the figures that the Company has represented and warranted as true and correct in Section 3.24 shall have decreased; provided, with respect to the figures in Sections 3.24(a) through (e), decreases of less than 5% from the date of execution until each respective Closing Date, as applicable, shall be permitted for purposes of determining whether this condition has been satisfied.

     6.21. Expenses
           --------

     Aggregate expenses incurred by or otherwise obligated to be paid by the Company related to the consummation of the transactions contemplated by the Transaction Documents shall not exceed $2,000,000 (exclusive of Landmark Fees and Expenses) and each applicable payee shall have agreed to the terms (and the manner and timing of payment) that corresponds to such payee on Schedule 6.21.

     6.22. NASDAQ Listing
           --------------

     The Company shall have used its reasonable best efforts to remain listed on the NASDAQ National Market and shall have promptly responded to any regulatory authority regarding any listing requirements or requests.

     6.23. Consents
           --------

     The Company shall have procured all of the third party consents identified on Schedule 3.6. and on Schedule 3.17.

     6.24. Payment Defaults
           ----------------

     The Company shall have cured any and all breaches, defaults and failures to comply that are required to be cured under Section 5.15.

     6.25. Warrant Re-Issuance.
           --------------------

     Newco shall have issued to LCI a replacement warrant certificate with identical terms to the Warrant.

     6.26. Approval of Proceedings
           -----------------------

     All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Landmark Parties, and their special counsels, Willcox & Savage and Willkie Farr & Gallagher; and the Landmark Parties shall have received copies of all documents or other evidence which it may reasonably request in connection with such transactions and of all records of corporate proceedings in connection therewith in form and substance reasonably satisfactory to the Landmark Parties.

SECTION 7. LANDMARK CONDITIONS FOR SECOND TRANCHE CLOSING
           ----------------------------------------------

     The obligation of LV to purchase and pay for the Second Tranche of Purchased Preferred Stock on the Second Tranche Closing Date, as provided in
Section 2.3 hereof, and LCI's related obligations hereunder, shall be subject to the performance by the Company of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

     7.1. Representations and Warranties
          ------------------------------

     The representations and warranties of the Company contained in this Agreement shall be true in all material respects on and as of the Second Tranche Closing Date as though such representations and warranties were made at and as of such date, except for representations and warranties qualified by reference to materiality which shall be true in all respects on and as of the Second Tranche Closing Date as though such warranties and representations were made at and as of such date, except to the extent that such representations and warranties must be adjusted to give effect to the Securities issued hereunder.

     7.2. Compliance with Agreement
          -------------------------

     The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Company prior to or on the Second Tranche Closing Date.

     7.3. Officer's Certificate
          ---------------------

     The Landmark Parties shall have received a certificate, dated the Second Tranche Closing Date, signed by each of the President and the Chief Financial Officer of the Company, certifying that the conditions specified in the foregoing Sections 7.1 and 7.2 hereof have been fulfilled.

     7.4. Default Under Senior Secured Note, this Agreement or Forbearance Agreements
          ----------------------------------------------------------------

     No event shall have occurred and continue to exist which with or without notice or the passage of time or both would constitute a default or has been declared a default under the Amended Loan Agreement, the Senior Secured Note or this Agreement which has not been unconditionally waived in writing by the Landmark Parties. There shall have been no default (or event which with or without notice or the passage of time or both would constitute a default) and no Forbearance Termination Event (as such term is defined in the applicable Forbearance Agreement) that has occurred under any of the Forbearance Agreements which has not been cured by the Company itself or unconditionally waived by the forbearing party. The Landmark Parties shall have received certification from the Company that each of the Forbearance Agreements is in full force and effect, has not been amended without LCI's consent and no event has occurred which with or without notice or the passage of time or both would constitute a Forbearance Termination Event which has not been unconditionally waived by the forbearing party.

     7.5. Counsel's Opinion
          -----------------

     The Landmark Parties shall have received from the Company's counsel, Jaffe, Raitt, Heuer and Weiss, Professional Corporation, an updated opinion, dated the Second Tranche Closing Date, substantially in the form of Exhibit O-1 hereto and from the Company's special counsel Young, Conaway, an opinion, dated the Second Tranche Closing Date, substantially in the form of Exhibit O-2 hereto

     7.6. Adverse Development
          -------------------

     There shall have been no developments in the business, operations, assets, properties, or condition (financial or otherwise) of the Company, including without limitation the occurrence of any legal actions, suits, arbitrations or other legal, administrative or other governmental investigations, inquiries or proceedings brought or threatened against the Company, which in the opinion of the Landmark Parties would have a Material Adverse Effect.

     7.7. Voting Agreements; Merger; Filing of Restated Charter
          -----------------------------------------------------

     None of the Principal Investors shall have rescinded any Voting Agreements and, pursuant to such Voting Agreements, each shall have voted in favor of the transactions contemplated hereby. The Restated Charter shall have been filed with the Secretary of State of Delaware and the Merger shall have been consummated in accordance with the terms of the Agreement and Plan of Merger.

     7.8. Approval of Proceedings
          -----------------------

     All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Landmark Parties, and their special counsels, Willcox & Savage and Willkie Farr & Gallagher; and the Landmark Parties shall have received copies of all documents or other evidence which it may reasonably request in connection with such transactions and of all records of corporate proceedings in connection therewith in form and substance satisfactory to the Landmark Parties.

     7.9. Option Repricing and Reissuance
          -------------------------------

     The Company shall have effected the option repricing contemplated by
Section 5.14.

     7.10. Continued Conditions
           --------------------

     To the extent that any of the conditions in Sections 6.15 through 6.24 were not satisfied on or before the First Tranche Closing, such conditions shall have been satisfied on or before the Second Tranche Closing, except to the extent in proceeding with the First Tranche Closing LV unconditionally waived in writing such conditions for all purposes.

SECTION 8. COMPANY CLOSING CONDITIONS
           --------------------------

     The obligation of the Company to issue, execute and deliver the Series B Preferred Stock on each of the Closing Dates, as provided in Section 2 hereof, shall be subject to the performance by the Landmark Parties of their agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

     8.1. Representations and Warranties
          ------------------------------

     The representations and warranties of the Landmark Parties contained in this Agreement shall be true in all material respects on and as of the First Tranche Closing Date as though such representations and warranties were made at and as of such date, except for representations and warranties qualified by reference to materiality which shall be true in all respects on and as of each of the applicable Closing Dates as though such warranties and representations were made at and as of such dates, except as otherwise affected by the transactions contemplated hereby.

     8.2. Compliance with Agreement
          -------------------------

     The Landmark Parties shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on each of the applicable Closing Dates.

     8.3. Landmark's Certificates
          -----------------------

     The Company shall have received a certificate from LV for each of the Closings, dated the respective Closing Date, signed by a duly authorized representative of LV, certifying that the conditions specified in the foregoing Sections 8.1 and 8.2 hereof have been fulfilled.

     8.4. Injunction
          ----------

     There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

     8.5. Shareholders Agreement
          ----------------------

     The Landmark Parties shall have executed the Shareholders Agreement, the form of which is attached as Exhibit P hereto.

     8.6. Registration Rights Agreement
          -----------------------------

     The Landmark Parties shall have executed the Registration Rights Agreement, the form of which is attached as Exhibit I hereto.

SECTION 9. EXCLUSIVITY AND TERMINATION
           ---------------------------

     9.1. Takeover Proposal.
          ------------------

     (a) From the date of this Agreement until the earlier of the First Tranche Closing or the termination of this Agreement pursuant to Section 9.2, the Company and its subsidiaries will not, directly or indirectly through their officers, directors, employees, agents or otherwise, (i) solicit, initiate or encourage any Takeover Proposal or (ii) engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its subsidiaries to, or afford access to the properties, books or records of the Company or any of its subsidiaries to, any person that has indicated to the Company that it may be considering making, or that has made, a Takeover Proposal or whose efforts to formulate a Takeover Proposal would knowingly or could reasonably be expected to be assisted thereby; provided, nothing herein shall prohibit the Company's Board of Directors from taking and disclosing to the Company's shareholders a position with respect to an unsolicited tender or exchange offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act. Notwithstanding the immediately preceding sentence, if an unsolicited Takeover Proposal, or an unsolicited written expression of interest that the Company reasonably expects to lead to a Takeover Proposal, shall be received by the Board of Directors of the Company, then, to the extent the Board of Directors of the Company believes in good faith (after consultation with its financial advisor) (i) that such Takeover Proposal would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement and (ii) after reasonable inquiry by the Company, that the third party making such Takeover Proposal is financially capable of consummating such Takeover Proposal (any Takeover Proposal meeting such conditions being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that it is necessary for the Board of Directors of the Company to comply with its fiduciary duties to shareholders under applicable law, the Company and its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it may furnish in connection therewith information and take such other actions as are consistent with the fiduciary obligations of the Company's Board of Directors, and such actions shall not be considered a breach of this Section 9.1 or any other provisions of this Agreement, provided that (A) upon each such determination the Company notifies the Landmark Parties of such determination by the Company's Board of Directors and provides the Landmark Parties with a true and complete copy of the Superior Proposal received from such third party, if the Superior Proposal is in writing, or a written summary of all material terms and conditions thereof (including the identity of the person initiating the Superior Proposal), if it is not in writing, (B) the Company provides the Landmark Parties (simultaneously with the time that such documents are provided to such third party) with all documents containing or referring to non-public information of the Company that are supplied to such third party, to the extent not previously supplied by the Company to the Landmark Parties and (C) the Company provides such non-public information to any such third party pursuant to a non-disclosure agreement at least as restrictive as to confidential information as the Confidentiality Agreement between the Company and Landmark dated as of March 6, 2001.

     (b) The Company shall not, and shall not permit any of its officers, directors, employees (acting on behalf of the Company) or other representatives to agree to or endorse any Takeover Proposal unless the Company shall have terminated this Agreement pursuant to Section 9.2 and paid the Landmark Parties all amounts payable to the Landmark Parties pursuant to Section 9.4. Notwithstanding anything in this Agreement to the contrary, the Company shall not accept or recommend to its shareholders, or enter into any agreement concerning, a Superior Proposal for a period of not less than 48 hours after the Landmark Parties' receipt of a true and complete copy of such Superior Proposal, if the Superior Proposal is in writing, or a written summary of all material terms and conditions thereof, if it is not in writing. The Company will immediately notify the Landmark Parties after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for non-public information relating to the Company or any of its subsidiaries or for access to the properties, books or records of the Company or any of its subsidiaries by (i) any person that has indicated to the Company that it may be considering making, or that has made, a Takeover Proposal, or (ii) any person whose efforts to formulate a Takeover Proposal would knowingly or could reasonably be expected to be assisted thereby and who could reasonably be expected to make a Takeover Proposal (such notice to include the identity of such person or persons) and will keep the Landmark Parties fully informed of the status and material details of any such Takeover Proposal notice, request or any correspondence or communications related thereto and shall provide the Landmark Parties with a true and complete copy of such Takeover Proposal notice or request or correspondence or communications related thereto, if it is in writing, or a complete written summary thereof, if it is not in writing. The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than the Landmark Parties) conducted heretofore with respect to any Takeover Proposal. The Company shall ensure that the officers, directors and employees of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 9.1 and shall be responsible for any breach of this
Section 9.1 by such officers, directors, employees, bankers, advisors and representatives. For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or the acquisition of 20% or more of the outstanding shares of capital stock of the Company, or the sale or transfer of any significant portion of the assets of the Company, other than the transactions contemplated by this Agreement.

     9.2. Termination.
          ------------

     This Agreement may be terminated at any time prior to the First Tranche Closing Date, notwithstanding approval by the shareholders of the Company of the Merger and the transactions contemplated herein:

     (a) by mutual written consent duly authorized by the Boards of Directors of the Company and the Landmark Parties; or

     (b) by either the Company or the Landmark Parties if the First Tranche Closing shall not have occurred on or before November 30, 2001 (the "End Date") (provided, that a later date may be agreed upon in writing by the parties hereto and provided, further, that the right to terminate this Agreement under this
Section 9.2(b) shall not be available to any party whose willful breach of this Agreement or failure to perform in all material respects its obligations under this Agreement to be performed or complied with prior to the First Tranche Closing has been the cause of or resulted in the failure of the First Tranche Closing to occur on or before such date); or

     (c) by either the Company or the Landmark Parties if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby; or

     (d) by the Landmark Parties if at the Shareholders' Meeting the approvals required under Section 6.11 are not obtained; or

     (e) by the Landmark Parties, (i) upon a material breach of any representation, warranty, covenant or agreement on the part of the Company (except for representations and warranties qualified by reference to materiality in which case any breach would give cause) set forth in this Agreement which is not cured within twenty (20) days after the Landmark Parties give notice of breach, or if any representation or warranty of Company shall have become untrue in any material respect (except for representations and warranties qualified by reference to materiality in which case if they become untrue in any respect cause would exist) such that the conditions set forth in Section 6 or Section 7 would not be satisfied within twenty (20) days after the Landmark Parties give notice of breach, (ii) if the Board of Directors of the Company shall have withheld, withdrawn, or modified its recommendation of shareholder approval of the Merger and the transactions contemplated herein or shall have resolved to do any of the foregoing, (iii) upon the occurrence of any default under any Forbearance Agreement (including without limitation under Section 4 of the Forbearance Agreement between the Company and American National Bank) or any Forbearance Termination Event (as such term is defined in any applicable Forbearance Agreement) has occurred, or (iv) for any reason the Company fails to call and hold the Shareholders' Meeting by the End Date; provided, however, that the right to terminate this Agreement by the Landmark Parties under this Section 9.2(e) shall not be available to the Landmark Parties where the Landmark Parties are at that time in willful breach of this Agreement; or

     (f) by either the Landmark Parties or the Company, if the Company shall have accepted a Superior Proposal or if the Board of Directors of the Company recommends a Superior Proposal to the shareholders of the Company.

     9.3. Notice of Termination
          ---------------------

     (a) Subject to Section 9.3(b), any termination of this Agreement under
Section 9.2 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement pursuant to Section 9.2, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or any of its respective Affiliates, directors, officers or shareholders except nothing herein shall relieve any party from liability for any willful breach hereof. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, and in Sections 5.2 and 5.5 (as applicable to the Warrants), Section 5.10 (Confidentiality), Sections 9.2, 9.3 and 9.4 and Article XI, all of which obligations shall remain in full force and effect and survive termination of this Agreement in accordance with its terms.

     (b) Any termination of this Agreement by the Company pursuant to Section 9.2(f) hereof shall be of no force or effect unless at or prior to such termination the Company shall have paid to the Landmark Parties any amounts payable pursuant to Section 9.4.

     9.4. Fees and Expenses
          -----------------

     (a) If the proposed transactions are consummated, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of their advisers, accountants and legal counsel) by the Landmark Parties shall be paid by the Company, including, without limitation, any and all fees and expenses incurred in relation to the printing and filing of any required proxy solicitation (including any preliminary materials related thereto) and any amendments or supplements thereto (collectively the "Landmark Fees and Expenses"); provided, that the Landmark Fees and Expenses shall be paid after all of the Company's fees and expenses listed on Schedule 6.21 have been paid (collectively the "Company Fees and Expenses"); and provided further that interest shall accrue at the rate of 8% on the Landmark Fees and Expenses from and after the date on which all Company Fees and Expenses have been paid, and that such Landmark Fees and Expenses and any accrued interest thereon to the extent when combined with the Company Fees and Expenses causes such aggregate fees and expenses to exceed $2 million (the "Excess Landmark Fees and Expenses") shall be deemed an advance which the Company shall not have to repay until the earlier of (i) the termination of that certain Intercreditor Agreement, dated as of June 15, 2001, by and between American National Bank and LCI, or (ii) the receipt by the Company of a written consent by American National Bank to the payment of such excess Landmark Fees and Expenses and accrued interest. In furtherance of that certain letter agreement dated July 27, 2001, between the Company and American National Bank, LCI hereby acknowledges that the Excess Landmark Fees and Expenses shall be "Landmark Indebtedness" as such term is defined in the Subordination Agreement between LCI and American National Bank.

     (b) Except as set forth in Section 9.4(c), if the proposed transactions are not consummated, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expenses.

     (c) The Company shall pay the Landmark Parties a fee of $1,000,000 plus any Landmark Fees and Expenses incurred in connection with the transactions contemplated hereby upon the earliest to occur of the following events:

          (i) the termination of this Agreement by the Landmark Parties pursuant to Section 9.2(e)(ii) or Section 9.2(e)(iv) or, in the case of a willful breach by the Company, Section 9.2(e)(i); or

          (ii) the termination of this Agreement by the Company or the Landmark Parties pursuant to Section 9.2(f); or

          (iii) the termination of this Agreement by the Landmark Parties pursuant to Section 9.2(d) as a result of the failure to receive the approvals required under Section 6.11 at the Shareholders' Meeting.

     (d) The fee payable pursuant to Section 9.4(c) shall be paid within five
(5) business days after the first to occur of the events described in Sections 9.4(c)(i), (ii) and (iii).

     (e) Upon termination of this Agreement, the Senior Secured Note and any and all letters of credit, loans, advances, guaranties or other indebtedness borrowed by the Company from the Landmark Parties (the "Outstanding Indebtedness") shall become immediately due and payable and, if such termination is pursuant to Section 9.2(f), the Company shall within five (5) business days pay in full (in cash) the Outstanding Indebtedness and shall deliver to the Landmark Parties (in trust for the benefit of ANB) a cash amount sufficient to pay all indebtedness and obligations of the Company to ANB or a waiver from ANB that permits LCI to accept cash payment in satisfaction of the amounts payable hereunder and the Outstanding Indebtedness.

SECTION 10. INTERPRETATION OF THIS AGREEMENT
            --------------------------------

     10.1. Terms Defined
           -------------

     As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     Additional Option Closing: shall have the meaning set forth in Section 2.4(b).

     Additional Option Period: shall have the meaning set forth in Section
2.4(a).

     Affiliate: shall mean any Person or entity, directly or indirectly controlling, controlled by or under common control with such Person or entity.

     Agreement: shall have the meaning set forth in the Preamble.

     Agreement and Plan of Merger: shall have the meaning set forth in the eleventh Recital.

     Amended Loan Agreement: shall have the meaning set forth in the third Recital.

     Approved Markets: shall have the meaning set forth in Section 3.4.

     Approved Plan: shall have the meaning set forth in Section 6.11(b).

     Articles of Incorporation: shall have the meaning set forth in Section 3.1(a).

     Available Option Shares: shall have the meaning set forth in Section
2.4(a).

     Balance Sheet: shall have the meaning set forth in Section 3.14.

     Basket: shall have the meaning set forth in Section 11.5(a).

     Bridge Loan Agreement: shall have the meaning set forth in the second Recital.

     Bridge Loan Amount: shall have the meaning set forth in the second Recital.

     Bridge Note: shall have the meaning set forth in the second Recital

     Business Day: shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York are required or authorized to close.

     Business Plan: shall have the meaning set forth in Section 5.8(c).

     Bylaws: shall have the meaning set forth in Section 3.1(a).

     Cap: shall have the meaning set forth in Section 11.5(a).

     Certificates of Designation: shall have the meaning set forth in Section 3.3(c).

     Change of Control: shall mean (i) the sale, lease or transfer of all or substantially all of the assets of the Company to any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act, or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), (ii) the approval by the requisite shareholders of the Company of a plan of liquidation or dissolution of the Company, (iii) any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act, or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d- 5(b)(1) under the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all classes of the voting stock of the Company and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, unless, as a result of such transaction, the ultimate direct or indirect ownership of the Company is substantially the same immediately after such transaction as it was immediately prior to such transaction, or (iv) any consolidation or merger of the Company pursuant to which the Company Common Stock would be converted into cash, securities or other property, in each case other than a consolidation or merger of the Company in which the holders of Company Common Stock and other capital stock of the Company entitled to vote in the election of directors of the Company, immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of capital stock entitled to vote in the election of directors of the continuing or surviving corporation immediately after the consolidation or merger. Notwithstanding the foregoing, the transactions contemplated in this Agreement shall not constitute a Change of Control. Closing Dates: shall have the meaning set forth in Section 2.3(b).

     Closings: shall have the meaning set forth in Section 2.3(b).

     COBRA: shall have the meaning set forth in Section 3.20(g).

     Code: shall mean the Internal Revenue Code of 1986, as amended.

     Common Stock: shall have the meaning set forth in the eighth Recital.

     Company: shall have the meaning set forth in the Preamble.

     Company Fees and Expenses: shall have the meaning set forth in Section 9.4(a).

     Company Plans: shall have the meaning set forth in Section 3.20(a).

     Contingent Liability: shall mean, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

     Converted Shares: shall have the meaning set forth in the fifteenth
Recital.

     Current Assets: shall mean, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of the Company and its subsidiaries as at such date less all inventory and non-recurring items including without limitation tax credits

     Current Liabilities: shall mean, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of the Company and its subsidiaries, as at such date, plus, to the extent not already included therein, all Advances (as defined in the Amended Loan Agreement) made under the Amended Loan Agreement or by the Landmark Parties for the Company's benefit under the Forbearance Agreements, including all Indebtedness (as defined in the Amended Loan Agreement) that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of the Company or any subsidiary to a date more than one year from the date of determination, including all current maturities of long term debt.

     DCIS: shall have the meaning set forth in the fourteenth Recital.

     Delaware Organizational Documents: shall have the meaning set forth in
Section 3.1(b).

     Encumbrance: shall mean each of the following:

     (a) security interest, mortgage, pledge, hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise; and

     (b) The filing of any financing statement under the Uniform
Commercial Code, as adopted and in effect in the State of Michigan or the State of Delaware, as applicable, as each may be amended from time to time, or the comparable law of any jurisdiction.

     End Date: shall have the meaning set forth in Section 9.2(b).

     ERISA: shall mean the Employee Retirement Income Security Act of 1974, as amended.

     Exchange Act: shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     Filed Financial Statements: shall have the meaning set forth in Section 3.9(a).

     First Tranche Closing: shall have the meaning set forth in Section 2.2(b).

     First Tranche Closing Date: shall have the meaning set forth in Section 2.2(b).

     First Tranche of Purchased Preferred Stock: shall have the meaning set forth in Section 2.2(a).

     First Tranche Purchase Price: shall have the meaning set forth in Section 2.2(a).

     Forbearance Agreements: shall have the meaning set forth in Section 6.7.

     Forecast: shall have the meaning set forth in Section 2.4(c).

     Fully Diluted Basis: shall mean the outstanding capital stock of the Company on a fully diluted basis assuming as outstanding (a) any shares reserved for issuance under any option plans of the Company, whether or not options in respect of such shares have been issued, (b) shares underlying any warrants (but excluding the Warrants), (c) all securities (including the Series B Preferred Stock) convertible into or exercisable for capital stock of the Company regardless of the exercise price, or (d) any capital stock issued or issuable under any agreement of the Company.

     GAAP: shall mean U.S. generally accepted accounting principles.

     Grid Note: shall have the meaning set forth in the sixth Recital.

     Intellectual Property: shall mean all of the following, owned or used in the current or contemplated business of the Company: (i) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patentable inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology, software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrights in writings, designs software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) database rights; (vi) Internet Web sites, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of the Company's Web sites; (vii) rights under all agreements relating to the foregoing; (viii) books and records pertaining to the foregoing; and (ix) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing.

     Key Agreements and Instruments: shall have the meaning set forth in Section 3.7.

     Landmark Fees and Expenses: shall have the meaning set forth in Section 9.4(a).

     Landmark Parties: shall have the meaning set forth in the Preamble.

     LCI: shall have the meaning set forth in the Preamble.

     Listed Intellectual Property: shall have the meaning set forth in Section 3.16(b).

     Loss: shall have the meaning set forth in Section 11.5(a).

     LV: shall have the meaning set forth in the Preamble.

     Management Investors: shall have the meaning set forth in Section 3.25.

     Material Adverse Effect: shall have the meaning set forth in Section
3.1(c).

     Material Contract: shall have the meaning set forth in Section 3.18.

     Material Revenue Contract: shall have the meaning set forth in Section
3.18.

     Merger: shall have the meaning set forth in the eleventh Recital.

     Michigan Organizational Documents: shall have the meaning set forth in
Section 3.1(a).

     MSBT: shall have the meaning set forth in Section 6.14.

     Multiemployer Plan: shall have the meaning set forth in Section 3.20(b).

     Multiple Employer Plan: shall have the meaning set forth in Section
3.20(b).

     New H.H.: shall have the meaning set forth in Section 3.24(e).

     Newco: shall have the meaning set forth in the eleventh Recital.

     Note Purchase Price: shall have the meaning set forth in Section 2.1.

     Organizational Documents: shall have the meaning set forth in Section
3.1(b).

     Outstanding Indebtedness: shall have the meaning set forth in Section
9.4(e).

     Person: shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     Permitted Liens: shall mean the liens granted by the Company in favor of American National Bank and Trust Company of Chicago.

     PIK Shares: shall have the meaning set forth in the fifteenth Recital.

     PIK Warrant Shares: shall have the meaning set forth in the ninth Recital.

     PIK Warrants: shall have the meaning set forth in the ninth Recital.

     Principal Creditors: shall mean American National Bank and Trust Company of Chicago, Midwest Guaranty Bank, and 360 N. Michigan Trust.

     Principal Investors: shall have the meaning set forth in Section 3.25.

     Proprietary Software: shall have the meaning set forth in Section 3.17(a).

     Public Filings: shall mean the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as amended by Form 10-K/A filed with the SEC on April 27, 2001, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

     Purchase Option: shall have the meaning set forth in Section 2.3(a).

     Registration Rights Agreement: shall have the meaning set forth in the sixteenth Recital.

     Restated Charter: shall have the meaning set forth in the twelfth Recital.

     SEC: shall mean the Securities and Exchange Commission, or any successor commission or agency having similar powers.

     SEC Documents: shall have the meaning set forth in Section 3.9(a).

     Second Tranche Closing: shall have the meaning set forth in Section 2.3(b).

     Second Tranche Closing Date: shall have the meaning set forth in Section 2.3(b).

     Second Tranche of Purchased Preferred Stock: shall have the meaning set forth in Section 2.3(a).

     Second Tranche Purchase Option: shall have the meaning set forth in Section 2.3(a).

     Second Tranche Purchase Price: shall have the meaning set forth in Section 2.3(a).

     Securities: shall have the meaning set forth in the seventeenth Recital.

     Securities Act: shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     Senior Secured Loan: shall have the meaning set forth in the third Recital.

     Senior Secured Note: shall have the meaning in the fourth Recital.

     Series B Certificate of Designation: shall have the meaning set forth in the fourteenth Recital.

     Series B Directors: shall have the meaning set forth in Section 6.19.

     Series B Preferred Stock: shall have the meaning set forth in the fifteenth Recital.

     Series C Certificate of Designation: shall have the meaning set forth in
Section 3.3(c).

     Series C Preferred Stock: shall have the meaning set forth in Section
3.3(a).

     Share Price: shall have the meaning set forth in Section 2.4(a).

     Shareholders' Agreement: shall have the meaning set forth in Section 6.9.

     Shareholders' Meeting: shall have the meaning set forth in Section 5.4.

     Shortfall Amount: shall have the meaning set forth in Section 2.4(c).

     Shortfall Event: shall have the meaning set forth in Section 2.4(c).

     Shortfall Purchase Option: shall have the meaning set forth in Section 2.4(a).

     Software: shall have the meaning set forth in Section 3.17(a).

     Special Officer's Certificate: shall have the meaning set forth in Section 2.4(c).

     Special Opinion: shall have the meaning set forth in Section 2.4(c).

     Special Representations and Warranties: shall have the meaning set forth in
Section 11.4.

     subsidiary: shall mean a corporation of which a Person owns, directly or indirectly, more than 50% of the Voting Stock.

     Subordinated Debt Holders: shall mean those holders of the notes that shall be converted into Series C Preferred Stock pursuant to Section 6.15.

     Superior Proposal: shall have the meaning set forth in Section 9.1(a).

     Surfari: shall have the meaning set forth in Section 11.5(a).

     Surfari Agreement: shall have the meaning set forth in Section 11.5(a).

     Takeover Proposal: shall have the meaning set forth in Section 9.1(b).

     Total actions: shall have the meaning set forth in Section 3.24(e).

     Total Liabilities: shall mean all indebtedness and obligations (including without limitation any Contingent Obligations) of or assumed by any Person including, without limitation, any indebtedness or obligation: (i) in respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) or evidenced by a promissory note, bond, debenture or other written obligation to pay money; (ii) for the payment, deferred or other written obligation to pay money; (ii) for the payment, deferred for more than thirty
(30) days, of the purchase price of goods or services (other than current trade liabilities of such Person incurred in the ordinary course of business and payable in accordance with customary practices); (iii) in connection with any letters of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated); (iv) in connection with the sale or discount of accounts receivable or chattel paper of Borrower; (v) on account of deposits or advances; and (vi) as lessee under Capital Leases. "Indebtedness" of any Person shall also include:
(x) Indebtedness of others secured by an Encumbrance on any asset of such Person; (y) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party; and (z) the Indebtedness of a partnership or joint venture in which such Person is a general partner or joint venturer.

     Term Sheet: shall have the meaning set forth in the first Recital.

     Transaction Documents: shall mean this Agreement, the Amended Loan Agreement, the Note, the Articles of Incorporation, the Restated Charter, Agreement and Plan of Merger, the Warrants, the Shareholders Agreement, the Registration Rights Agreement, the Forbearance Agreement, the Voting Agreements and any other documents necessary to consummate the transactions contemplated hereby.

     Voting Agreements: shall have the meaning set forth in Section 3.25.

     Voting Stock: shall mean securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     Warrant Shares: shall have the meaning set forth in the ninth Recital.

     Warrants: shall have the meaning set forth in the eighth Recital.

     Willkie Offices: shall have the meaning set forth in Section 2.2(b).

     Works: shall have the meaning set forth in Section 3.16(g).

     10.2. Accounting Principles
           ---------------------

     Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

     10.3. Directly or Indirectly
           ----------------------

     Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     10.4. Governing Law
           -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     10.5. Paragraph and Section Headings
           ------------------------------

     The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

SECTION 11. MISCELLANEOUS
            -------------

     11.1. Notices
           -------

     (a) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

          (i) if to the Landmark Parties, at Landmark Communications, Inc., 150
     W. Brambleton Avenue, Norfolk, VA 23510 (facsimile: (757) 664-2164),
     Attention: Guy R. Friddell, III, Executive Vice President and General Counsel or at such other address or facsimile number as Landmark may have furnished the Company in writing, with a copies to: (i) Willcox & Savage, P.C., 1800 Bank of America Center, Norfolk, VA 23510 (facsimile:
     (757) 628-5566), Attention: Thomas C. Inglima; and (ii) Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019 (facsimile: (212) 728-8111), Attention: William J. Grant, Jr.

          (ii) if to the Company, at 360 N. Michigan Avenue, 19th Floor, Chicago, IL 60601 (facsimile: (312) 853-0456), Attention: Robert Gorman, or at such other address or facsimile number as it may have furnished Landmark in writing, with a copy to Jaffe, Raitt, Heuer & Weiss, P.C., One Woodward Avenue, Suite 2400, Detroit, MI 48226 (facsimile: (313) 961-8358),
     Attention: Peter Sugar.

     (b) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

     11.2. Expenses and Taxes
           ------------------

     The Company will pay, and save and hold the Landmark Parties harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery or acquisition of the Securities or the shares of Common Stock issuable upon conversion of the Series B Preferred Stock or the exercise of the Warrants.

     11.3. Reproduction of Documents
           -------------------------

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Landmark Parties on the Closing Dates (except for the certificates evidencing the Series B Preferred Stock, the Converted Shares or the Warrant Shares themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Landmark Parties, may be reproduced by the Landmark Parties by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Landmark Parties may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Landmark Parties in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     11.4. Survival
           --------

     All warranties, representations, and covenants made by the Landmark Parties and the Company herein or in any certificate or other instrument delivered by the Landmark Parties or the Company under this Agreement shall be considered to have been relied upon by the

Company or the Landmark Parties, as the case may be, and shall survive all deliveries to the Landmark Parties of the Securities, or payment to the Company for such Securities, regardless of any investigation made by the Company or the Landmark Parties, as the case may be, or on the Company's or the Landmark Parties' behalf for a period of one (1) year after each applicable Closing Date, except (i) the representations and warranties set forth in Sections 3.1, 3.3,
3.4 and 3.5 (the "Special Representations and Warranties") and all covenants and agreements set forth in this Agreement shall survive each applicable Closing and continue in full force and effect except to the extent limited by a period set forth herein and (ii) if any party entitled to indemnification has made a written claim for indemnification to the party required to provide indemnification prior to the expiration of the applicable survival period, then in such case the indemnifying party shall remain liable for any Losses (defined below) resulting from, arising out of or related to the breach asserted in the notice of claim. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company hereunder.

     11.5. Indemnity
           ---------

     (a) (i) The Company shall indemnify the Landmark Parties against any loss, cost or damages (including reasonable attorneys' fees but excluding consequential damages) (each, a "Loss" and, collectively, "Losses") incurred by any Landmark Party as a result of the breach by the Company of any representation, warranty, covenant or agreement in this Agreement or any certificate delivered in connection herewith.

          (ii) The Company shall also indemnify the Landmark Parties against any lawsuits, claims, actions, suits, proceedings, or investigations relating to the transactions contemplated by the Transaction Documents by any person other than the Company, including, without limitation, any shareholder suits brought by or on behalf of the Company's shareholders.

          (iii) The Company's indemnity obligation under Section 11.5(a)(i) shall be limited as follows: (A) under such provision, the Company shall not be obligated to indemnify either Landmark Party until the Losses sustained, incurred, paid or required to be paid by the Landmark Parties exceed, in aggregate, a Three Hundred Thousand Dollars ($300,000) threshold (the "Basket"), at which point the Company shall be obligated to indemnify the applicable Landmark Party(ies) from and against all Losses relating back to the first dollar and (B) there will be an $11,500,000 aggregate ceiling (the "Cap") on the obligation of the Company to indemnify the Landmark Parties under such provision; provided, the foregoing notwithstanding, the Basket and Cap shall not apply to Losses arising out of, resulting from, or related to (x) the breach of any Special Representation and Warranty or (y) the breach of any covenant or agreement (including, without limitation this Section 11.5).

          (iv) Notwithstanding the foregoing, the Company shall also indemnify the Landmark Parties for any Losses arising out of or relating to any items listed on Schedule 3.20 including without limitation any liabilities related to employee contributions under the Company's 401(k) plan, Cafeteria Plan (whether imposed by any party) and any penalties associated therewith.

          (v) In addition to the foregoing, in the event that the Company shall issue any shares of Common Stock or equity or debt securities convertible, exchangeable or exercisable into Common Stock to Surfari, Inc. a Tennessee corporation ("Surfari") pursuant to the terms of that certain Asset Purchase Agreement, dated as of November 30, 2000, by and between the Company and Surfari, as amended (the "Surfari Agreement") or otherwise issue any such shares to Surfari, the Company shall issue to LV a number of shares of Series B Preferred Stock equal on an as-converted basis to the number of shares of Common Stock issued to Surfari. Notwithstanding the foregoing calculation of the number of shares on an as-converted basis, LV shall be entitled to all anti-dilution protections applicable to the shares of Series B Preferred Stock under the Articles of Incorporation or Restated Charter, as applicable, on the same basis as if LV had been issued such shares at the First Tranche Closing and would consequently be entitled to protection for below market issuances on and after that date (other than as issued pursuant to this Section 11.5(a)(v)).

     (b) The Landmark Parties shall indemnify the Company against any Loss incurred by the Company as a result of the breach by the Landmark Parties of any representation, warranty, covenant or agreement in this Agreement.

     (c) Subject to the consummation of the First Tranche Closing, the Company agrees (i) that money damages would not be sufficient remedy for the Landmark Parties for any breach of this Agreement by the Company, (ii) that in addition to all other remedies, the Landmark Parties shall be entitled to specific performance and injunctive and other equitable relief as a remedy for any such breach, and (iii) to waive any requirement for the securing or posting of any bond in connection with such remedy.

     11.6. Successors and Assigns; Assignability
           -------------------------------------

     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. The Landmark Parties may freely assign this Agreement to their Affiliates provided such Affiliates agree in writing to be bound by the terms hereof including without limitation the confidentiality provisions set forth in Section 5.10.

     11.7. Entire Agreement; Amendment and Waiver
           --------------------------------------

     This Agreement and the agreements attached as Exhibits hereto constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties (including without limitation the Confidentiality Letter dated March 6, 2001 between LCI and the Company and the Term Sheet). This Agreement may be amended with (and only with) the written consent of the Company and the Landmark Parties. This Agreement shall not become effective and the terms and provisions herein shall be of no force and effect unless and until both parties hereto have executed and delivered the Agreement. Any party hereto may, by written notice to the other parties, waive any provision of this Agreement. The failure or delay of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision.

     11.8. Severability
           ------------

     In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

     11.9. Counterparts
           ------------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK -
                             SIGNATURE PAGE FOLLOWS]

                                                                  EXECUTION COPY


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                   COOLSAVINGS.COM INC.



                                   By: /s/ Matthew Moog
                                       -----------------------------------------
                                   Name:   Matthew Moog
                                   Title:  President

                                   COOLSAVINGS, INC.



                                   By: /s/ Matthew Moog
                                       -----------------------------------------
                                   Name:   Matthew Moog
                                   Title:  President

LANDMARK COMMUNICATIONS, INC.



By: /s/ Guy R. Friddell, III
    -----------------------------------------
Name:   Guy R. Friddell, III
Title:  Executive Vice President

LANDMARK VENTURES VII, LLC



By: /s/ Richard A. Fraim
     -----------------------------------------
Name:   Richard A. Fraim
Title:  Vice President and Treasurer

                                TABLE OF CONTENTS
                                -----------------

SECTION 1.    AUTHORIZATION OF SERIES B PREFERRED STOCK.......................................................3

SECTION 2.    PURCHASE AND SALE OF SECURITIES.................................................................4

     2.1.     Issuance of Senior Secured Note.................................................................4
     2.2.     Issuance of First Tranche of Series B Preferred Stock...........................................4
     2.3.     Issuance of Second Tranche of Series B Preferred Stock..........................................4
     2.4.     Issuance of Additional Tranches of Series B Preferred Stock.....................................5
     2.5.     Equitable Adjustment............................................................................8

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................8

     3.1.     Corporate Organization and Authority............................................................8
     3.2.     Subsidiaries....................................................................................9
     3.3.     Capitalization..................................................................................9
     3.4.     Issuance of Common Stock.......................................................................11
     3.5.     Corporate Proceedings, etc.....................................................................11
     3.6.     Consents and Approvals.........................................................................11
     3.7.     Absence of Defaults, Conflicts, etc............................................................11
     3.8.     Absence of Certain Developments................................................................12
     3.9.     Securities Law Issues..........................................................................12
     3.10.    Acknowledgement of Dilution....................................................................14
     3.11.    No Bankruptcy..................................................................................14
     3.12.    Compliance with Law............................................................................15
     3.13.    Litigation.....................................................................................15
     3.14.    Absence of Undisclosed Liabilities.............................................................15
     3.15.    Tax Matters....................................................................................15
     3.16.    Intellectual Property..........................................................................16
     3.17.    Software.......................................................................................18
     3.18.    Material Contracts.............................................................................19
     3.19.    Employees......................................................................................19
     3.20.    Employee Benefit Plans.........................................................................20
     3.21.    Title to Tangible Assets.......................................................................21
     3.22.    Condition of Properties........................................................................21
     3.23.    Insurance......................................................................................21
     3.24.    Membership Base; Demographic Activity..........................................................22
     3.25.    Voting Agreements..............................................................................22
     3.26.    Certain Interests..............................................................................23
     3.27.    Registration Rights............................................................................23
     3.28.    Private Offering...............................................................................23
     3.29.    Brokerage......................................................................................23
     3.30.    Minute Books...................................................................................23
     3.31.    Change of Control..............................................................................24


                                        i



     3.32.    Material Facts.................................................................................24

SECTION 4.    REPRESENTATIONS AND WARRANTIES OF THE LANDMARK
              PARTIES........................................................................................24

     4.1.     Corporate Proceedings, etc.....................................................................24
     4.2.     Consents and Approvals.........................................................................24
     4.3.     Investment Representation......................................................................25
     4.4.     Access to Other Information....................................................................25
     4.5.     Risks of Investment............................................................................25

SECTION 5.    COVENANTS OF THE PARTIES.......................................................................25

     5.1.     Securities Compliance..........................................................................25
     5.2.     Reservation of Stock Issuable Upon Conversion or Exercise of the Securities....................26
     5.3.     Form D; Blue Sky Laws..........................................................................26
     5.4.     Best Efforts...................................................................................26
     5.5.     Resale of Securities...........................................................................27
     5.6.     Covenants Pending the Closings.................................................................27
     5.7.     Further Assurance; Securities Law Assurances...................................................28
     5.8.     Financial and Business Information.............................................................28
     5.9.     Inspection.....................................................................................30
     5.10.    Confidentiality................................................................................30
     5.11.    Conduct of Business............................................................................30
     5.12.    Lost, etc. Certificates Evidencing Shares (or Shares of Common Stock); Exchange................31
     5.13.    Termination....................................................................................31
     5.14.    Option Repricing...............................................................................32
     5.15.    Payment Defaults...............................................................................32

SECTION 6.    LANDMARK CONDITIONS FOR FIRST TRANCHE CLOSING..................................................33

     6.1.     Representations and Warranties.................................................................33
     6.2.     Compliance with Agreement......................................................................33
     6.3.     Officer's Certificate..........................................................................33
     6.4.     Default Under Senior Secured Note, this Agreement or Forbearance Agreements....................33
     6.5.     Pending or Threatened Litigation...............................................................33
     6.6.     Counsel's Opinion..............................................................................34
     6.7.     Forbearance Agreement..........................................................................34
     6.8.     Adverse Development............................................................................34
     6.9.     Shareholders Agreement.........................................................................34
     6.10.    Registration Rights Agreement..................................................................35
     6.11.    Shareholder Approval and Adoption of Restated Charter..........................................35
     6.12.    Filing of Charter Terms; Merger................................................................35
     6.13.    Voting Agreements..............................................................................35


                                      -ii-



     6.14.    State Law Concerns.............................................................................35
     6.15.    Conversion of Debt to Employees................................................................36
     6.16.    Employment Agreements..........................................................................36
     6.17.    Insurance......................................................................................36
     6.18.    Key Man Life Insurance.........................................................................36
     6.19.    Election of Directors..........................................................................36
     6.20.    Member Metrics.................................................................................36
     6.21.    Expenses.......................................................................................37
     6.22.    NASDAQ Listing.................................................................................37
     6.23.    Consents.......................................................................................37
     6.24.    Payment Defaults...............................................................................37
     6.25.    Approval of Proceedings........................................................................37

SECTION 7.    LANDMARK CONDITIONS FOR SECOND TRANCHE CLOSING.................................................37

     7.1.     Representations and Warranties.................................................................38
     7.2.     Compliance with Agreement......................................................................38
     7.3.     Officer's Certificate..........................................................................38
     7.4.     Default Under Senior Secured Note, this Agreement or Forbearance Agreements....................38
     7.5.     Counsel's Opinion..............................................................................38
     7.6.     Adverse Development............................................................................39
     7.7.     Voting Agreements; Merger; Filing of Restated Charter..........................................39
     7.8.     Approval of Proceedings........................................................................39
     7.9.     Option Repricing and Reissuance................................................................39
     7.10.    Continued Conditions...........................................................................39

SECTION 8.    COMPANY CLOSING CONDITIONS.....................................................................39

     8.1.     Representations and Warranties.................................................................40
     8.2.     Compliance with Agreement......................................................................40
     8.3.     Landmark's Certificates........................................................................40
     8.4.     Injunction.....................................................................................40
     8.5.     Shareholders Agreement.........................................................................40
     8.6.     Registration Rights Agreement..................................................................40

SECTION 9.    EXCLUSIVITY AND TERMINATION....................................................................40

     9.1.     Takeover Proposal..............................................................................40
     9.2.     Termination....................................................................................42
     9.3.     Notice of Termination..........................................................................43
     9.4.     Fees and Expenses..............................................................................44

SECTION 10.   INTERPRETATION OF THIS AGREEMENT...............................................................45

     10.1.    Terms Defined..................................................................................45
     10.2.    Accounting Principles..........................................................................53
     10.3.    Directly or Indirectly.........................................................................53


                                       iii



     10.4.    Governing Law..................................................................................53
     10.5.    Paragraph and Section Headings.................................................................53

SECTION 11.   MISCELLANEOUS..................................................................................53

     11.1.    Notices........................................................................................53
     11.2.    Expenses and Taxes.............................................................................54
     11.3.    Reproduction of Documents......................................................................54
     11.4.    Survival.......................................................................................54
     11.5.    Indemnity......................................................................................55
     11.6.    Successors and Assigns; Assignability..........................................................56
     11.7.    Entire Agreement; Amendment and Waiver.........................................................56
     11.8.    Severability...................................................................................57
     11.9.    Counterparts...................................................................................57



EXHIBIT A     Amended Loan Agreement
EXHIBIT B     Senior Secured Note
EXHIBIT C     Grid Note
EXHIBIT D     Warrants
EXHIBIT E     Agreement and Plan of Merger
EXHIBIT F     Restated Charter
EXHIBIT G     Newco's Organizational Minutes with Bylaws
EXHIBIT H     Series B Certificate of Designation
EXHIBIT I     Registration Rights Agreement
EXHIBIT J     Articles of Incorporation (Michigan entity)
EXHIBIT K     Bylaws (Michigan entity)
EXHIBIT L     Series C Certificate of Designation
EXHIBIT M     Voting Agreements
EXHIBIT N     Amended Incentive Stock Option Agreement
EXHIBIT O     Jaffe, Raitt, Heuer & Weiss opinion
EXHIBIT P     Shareholders Agreement
EXHIBIT Q     Approved Plan


                                      -iv-